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                                                                    Exhibit 10.6

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                SHELTER AGREEMENT

     THIS AGREEMENT is entered into as of the 1st day of March 2007, by and between, on the one hand, NxStage Medical, Inc., a Delaware corporation whose mailing address is 439 S. Union Street, 5th Floor, Lawrence, Massachusetts ("CLIENT"), and, on the other hand, Entrada Partners, a Texas limited partnership, whose mailing address is 236 Castano Avenue, San Antonio, Texas 78209 ("ENTRADA") and Entrada Group de Mexico, S. de R.L. de C.V., a Mexican variable capital limited liability company whose mailing address is Carreterra Fresnillo Plateros Km 2 S/N, Parque Industrial Fresnillo, Fresnillo, Zacatecas ("ENTRADA MEXICO").

RECITALS:

     Entrada and Entrada Mexico provide services to manufacturing clients under Entrada Mexico's shelter program. As part of the shelter program, Entrada Mexico provides a workforce, facilities and related services in Fresnillo, Zacatecas, Mexico in order to manufacture or assemble each client's products.

     CLIENT produces medical devices (the "PRODUCTS"), and would like to enter into a business arrangement with Entrada and Entrada Mexico to obtain the benefits of a Mexico manufacturing operation.

     CLIENT wishes to engage Entrada and Entrada Mexico to provide their Shelter Program Services (as such term is defined below) to CLIENT, and Entrada and Entrada Mexico are willing to provide such Shelter Program Services to CLIENT on the terms set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

AGREEMENTS:

1) Shelter Program Services. Entrada agrees to provide or arrange for Entrada Mexico to provide the Shelter Program Services for CLIENT's operations at the Facility, as hereinafter defined, pursuant to the following:

     a) Workforce. Entrada and Entrada Mexico represent and warrant that Entrada Mexico has a collective bargaining agreement with a union with which it has an excellent relationship, that the right of such union to be the party to the collective bargaining agreement with Entrada Mexico has been challenged by another union, that such challenge is completely without merit, and that it will be dismissed without in any way affecting CLIENT's operations.

     Entrada will arrange for the provision of a workforce (the "WORKFORCE") in the numbers and in the categories that CLIENT deems necessary to carry on export-oriented maquila shelter (albergue) activities for CLIENT's manufacture or assembly of its Products as follows:

          (i) Entrada agrees to exert its best efforts to provide, through Entrada Mexico or another entity that, directly or indirectly, is totally controlled by Entrada ("AFFILIATE"), candidates to hire to produce the Products on behalf of CLIENT. The candidates shall be recruited and hired by Entrada Mexico pursuant to the worker profiles provided by CLIENT. Without prejudice to Entrada Mexico's obligations as employer of the Workforce, as between Entrada Mexico and CLIENT, CLIENT will have direct supervisory control and management responsibility for all Workers.

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          (ii) CLIENT will have the right to select from the candidates recruited by Entrada Mexico or an Affiliate, those candidates that best meet CLIENT's profile for non-salaried workers. The Workforce will include production line workers, material handlers, group leaders, and inspectors. In addition to the foregoing Workforce personnel, Entrada, Entrada Mexico or an Affiliate will recruit and hire salaried workers pursuant to the profiles therefor provided by CLIENT.

          (iii) Without prejudice to Entrada Mexico's obligations as employer of the Workforce, as between Entrada Mexico and CLIENT, CLIENT will have the full responsibility to train and supervise the candidates accepted by CLIENT as part of the Workforce (each such accepted and retained candidate, whether non-salaried or salaried, is referred to as a "WORKER") pursuant to the legal provisions in effect in Mexico, provided that, without limiting Entrada Mexico's obligations set forth in (v) below, Entrada Mexico will notify CLIENT's management orally, and when reasonably possible in writing, of all material applicable legal requirements related to such training and supervision.

          (iv) Under no circumstances shall Entrada or Entrada Mexico terminate any Worker without the prior participation, knowledge or express written authorization from CLIENT. Entrada and Entrada Mexico assume any and all liabilities, and will bear the cost resulting from a Worker termination that occurs without the prior participation, knowledge or express written authorization from CLIENT.

          (v) Entrada Mexico shall be responsible, to CLIENT's exclusion, for complying with all labor related obligations to the Workers, including those arising from the Federal Labor Law, Social Security Law, Worker's Housing National Fund Institute Law, and any other applicable contractual or legal provisions. Entrada Mexico shall save CLIENT harmless from any claims that the Workers might file for causes attributable to Entrada Mexico (except if Entrada Mexico reasonably acts pursuant to CLIENT's instructions).

     b) Facility. The parties agree that the manufacture or assembly of CLIENT's Products will be initially conducted in approximately 15,000 square foot space which is part of a larger building (the "SHARED OCCUPANCY BUILDING") leased by Entrada Group de Mexico from Grupo Profrezac S.A. under terms and conditions that Entrada represents are substantially similar to, but not less favorable to Entrada Mexico (other than with respect to the term of the lease) than, those in the document hereto attached as Exhibit "A-2." Entrada Mexico will move CLIENT's operations, when completed, into a new, approximately 35,000 square foot manufacturing space which is part of a larger building (such manufacturing space, the "FIRST NEW BUILDING") that is being developed and is owned by Inmuebles Arizac II S.R.L. ("INMUEBLES ARIZAC"). For as long as and to the extent CLIENT's operations for the manufacture or assembly of CLIENT's Products ("PRODUCTION OPERATIONS") are conducted in the Shared Occupancy Building, the First New Building or the Second New Building, as hereinafter defined, or in any other building mentioned herein, each and every such building in which such operations are conducted are referred to herein, jointly and severally, as a "Facility." The terms and conditions of use of the Facility are more fully described in Exhibit "A" attached hereto and incorporated herein.

          (i) Arrangements for the First New Building. Entrada Mexico, as part of this Agreement, will enter into a lease with Inmuebles Arizac for the First New Building at the location described in Exhibit A-1 and pursuant to specifications approved in writing, in advance, by CLIENT. The construction of the First New Building, which will be

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          completed in no more than [**] months from the date of execution of this Agreement (the "CONSTRUCTION PERIOD"), will comply with the construction standards of the Fresnillo Industrial Park, where the First New Building will be located.

          (ii) Delayed Construction of the First New Building. Entrada will pay to CLIENT $[**] (U.S. Dollars) for each day that completion of construction of the First New Building is delayed beyond the [**] month Construction Period, unless such delay is a Justified Delay. As used herein, the term "JUSTIFIED DELAY" means a delay in the construction of the First New Building due to: (a) any circumstance beyond the reasonable control of Entrada, Entrada Mexico, the relevant Affiliate, or their subcontractors, (b) an act of God, or (c) force majeure. The [**] month term of the Construction Period shall be extended by the number of days that each Justified Delay continues.

          (iii) Environmental Assessment. Attached hereto as Exhibit "A-3" is a Phase 1 environmental study showing that the Facility and the real property on which it is located are free from contamination.

          (iv) Second New Building. At any time within twelve (12) months after the date of execution of this Agreement, CLIENT may request Entrada to arrange for the construction of an additional building of at least 35,000 square feet of manufacturing space (such manufacturing space, the "SECOND NEW BUILDING") for use as an additional facility for manufacture or assembly of CLIENT's Products. The Second New Building will be located adjacent to, but not more than 30 feet from the South wall of, the First New Building, and will have a floor plan and site plan substantially similar to the ones referenced in Exhibit "A."

          (v) Construction Arrangements for the Second New Building. Unless otherwise agreed by the parties in writing, the construction of the Second New Building shall commence within [**] days of CLIENT's requesting Entrada to arrange for its construction. Entrada commits to substantially complete the interior of the building within [**] months and to substantially complete the building within [**] months after such commencement. (the "SECOND NEW BUILDING CONSTRUCTION PERIOD").

          (vi) Delayed Construction of the Second New Building. Entrada will pay to CLIENT $[**] (U.S. Dollars) for each day that completion of construction of the Second New Building is delayed beyond the time periods specified in (a) above, unless such delay is a Justified Delay. The time periods stated in (a) above shall be extended by the number of days that each Justified Delay continues.

          (vii) Facility Leasing Arrangements. The First New Building will be leased from a third party (the "FIRST NEW BUILDING LANDLORD") by Entrada Mexico or an Affiliate pursuant to a lease arrangement (the "FIRST NEW BUILDING LEASE"). The Second New Building, if constructed, will be leased from a third party (the "SECOND NEW BUILDING LANDLORD") by Entrada Mexico or an Affiliate pursuant to a lease arrangement (the "SECOND NEW BUILDING LEASE").The terms and conditions of the First New Building Lease and, if applicable, the Second New Building Lease shall be substantially the same, in form and substance, to the document hereto attached as Exhibit "A-2." For as long as and to the extent CLIENT's operations are conducted in the Shared Occupancy Building, the First New Building or the Second New Building, as hereinafter defined, the leasing arrangement for each will be a "Lease," as such term is used herein.

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          (viii) Damage to Facility. If (a) the Facility is damaged as a result of any cause not attributable to CLIENT, and (b) such damage halts all operations for the manufacture or assembly of CLIENT's Products at the Facility for more than [**] consecutive business days (the "PRODUCTION INTERRUPTION GRACE PERIOD"), the following provisions will apply:

               (1) Single Building Facility. If CLIENT's Production Operations are conducted hereunder in only one building at the time of the damage, the following provisions will apply:

                         (A) If the owner of such building (the "LANDLORD")
                    elects, within [**] days after the date of the damage, to repair such damage, Entrada will provide CLIENT with up to [**] square feet of production space in another building in Fresnillo for a period of up to [**] months on terms substantially similar to those contained in Exhibit "A" hereof for the damaged building.

                              If the Landlord fails to complete the repair of
                    the damaged Facility building within 120 days after the date of damage, CLIENT will be entitled to terminate this Agreement by giving written termination notice to Entrada. Upon the effective date of such termination notice, CLIENT will have no further liability under this Agreement except to pay amounts and to perform obligations that have accrued and are due as of the date on which CLIENT gives such termination notice.

                    (B) If the Landlord fails to elect, within [**] days after the date of the damage, to repair such damage (or elects not to do so), CLIENT will be entitled to terminate this Agreement by giving written termination notice to Entrada. Upon giving such termination notice, CLIENT will have no further liability under this Agreement except to pay amounts and to perform obligations that have accrued and are due as of the date on which CLIENT gives such termination notice.

                    (C) During the period that CLIENT cannot carry out the Production Operations at the damaged Facility, CLIENT will not be required to pay the Facility Fee (as such term is defined in Exhibit A) for that Facility.

                    (D) Entrada will notify CLIENT of Landlord's elections mentioned in (viii)(1)(A) and (viii)(1)(B) immediately above, or failure to so elect, within one business day from the date that Landlord communicates its elections to Entrada or Entrada Mexico, or, if Landlord fails to elect, on the thirty-first day after the date of the damage.

                         (2) Multiple Building Facility. If CLIENT's Production
               Operations are conducted hereunder in more than one building at the time of the damage, CLIENT's Production Operations will be conducted in the remaining building of the Facility and this Agreement will continue in effect. If the Landlord elects to repair the damaged building, CLIENT's Production Operations will be resumed in the repaired building if and when such repair is completed and the building is ready for occupancy.

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                    (A) If the Landlord elects to repair such damage but fails to complete the repair of the damaged Facility building within 120 days after the date of damage, CLIENT will be entitled to terminate the effect of this Agreement with respect to the damaged building only, by giving written notice thereof to Entrada. Upon the date such notice is given, CLIENT will have no further liability under this Agreement with respect to the damaged building, except to pay amounts and to perform obligations that have accrued and are due as of the date on which CLIENT gives such notice. In this case, the Facility Fee payable by CLIENT with respect to the damaged building will terminate upon the date such notice is given.

                    (B) If the Landlord fails to elect, within [**] days after the date of the damage, to repair such damage (or elects not to do so), CLIENT will be entitled to terminate the effect of this Agreement with respect to the damaged building only, by giving written notice thereof to Entrada. Upon the date such notice is given, CLIENT will have no further liability under this Agreement with respect to the damaged building, except to pay amounts and to perform obligations that have accrued and are due as of the date on which CLIENT gives such notice. In this case, the Facility Fee payable by CLIENT with respect to the damaged building will terminate upon the date such notice is given.

                    (C) During the period that CLIENT cannot carry out the Production Operations at the damaged building, CLIENT will not be required to pay the Facility Fee for that building.

                    (D) Entrada will notify CLIENT of Landlord's elections mentioned in (viii)(2)(A) and (viii)(2)(B) immediately above, or failure to so elect, within one business day from the date that Landlord communicates its elections to Entrada or Entrada Mexico, or, if Landlord fails to elect, on the thirty-first day after the date of the damage.

                    (E) If damage to all buildings comprising the Facility (referred to in the next sentence only, as the "damaged buildings") in which CLIENT's Production Operations are conducted hereunder prevents CLIENT from conducting its Production Operations in all such buildings, Entrada and CLIENT will make their best efforts in good faith to locate and enter into, as soon as possible, a mutually-acceptable leasing arrangement for an alternative location (the "Alternative Site") into which to move and conduct the Production Operations. If Entrada and CLIENT are unable to so locate or lease an Alternative Site, CLIENT will be entitled to terminate this Agreement by giving written termination notice to Entrada. Upon giving such termination notice, CLIENT's sole liability under this Agreement will be to (a) pay amounts and to perform obligations that have accrued and are due as of the date on which CLIENT gives such termination notice, and (b) pay [**] percent ([**]%) of the Facility Fee that would be applicable hereunder to the damaged buildings had such damage not occurred, for the lesser of: (i) six (6) months, or (ii) the period from the date on which the repair of each such damaged building is complete to the date on which such damaged building is re-let.

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          (ix) Condition Report. Entrada will provide to CLIENT as soon as practicable a photographic report, signed by Entrada, of the Facility and the real property on which the Facility is located, showing the condition thereof at the time of delivery for use for CLIENT's Production Operations.

     c) Import/Export. Entrada and Entrada Mexico will be responsible for managing the services set forth in Exhibit "B" (the "IMPORT/EXPORT SERVICES"). The cost of the Import/Export Services will be passed through to CLIENT by Entrada, without any additional mark-up except as noted in subclauses (i) and (ii) below. For purposes of this Agreement, Import/Export Services do not include services provided to or for CLIENT by its own U.S. Customs Broker.

          (i) United States Customs and Duties. CLIENT will retain title to all of its Materials, Products, and Equipment, each as defined herein, that are used in connection with its operations hereunder or located, at any time, at the Facility. For purposes of U.S. Customs, CLIENT will be the "importer and exporter of record," and will contract directly with the U.S. Customs Broker to be its agent for U.S. Customs' purposes and CLIENT will be responsible for compliance as well as the payment of all U.S. tariffs, duties, bonds, U.S. Customs Broker's charges and all other charges or exactions involved in the U.S. import and export process. In order to move goods across the U.S.-Mexico border expeditiously, CLIENT may be required to maintain with the U.S. Customs Broker a reasonable deposit to cover expected duties and charges. CLIENT will be responsible for supplying all information, including cost submissions, required by U.S. Customs in connection with the importation of foreign products into the U.S. CLIENT will also be responsible for supplying to Entrada, on a timely basis, the commercial invoice and all other documents required as part of the import and export process. In view of Entrada's reliance on data supplied by CLIENT, CLIENT agrees to indemnify and hold Entrada harmless against all, loss, damage, costs (including, without limitation, reasonable attorneys' fees), and liabilities (including, without limitation, assessments, fines or penalties, whether imposed by the U.S. Customs Service or otherwise) arising or resulting from the entry of CLIENT's Products into the U.S. Likewise, Entrada and Entrada Mexico agree to indemnify and hold CLIENT harmless against all, loss, damage, costs (including, without limitation, reasonable attorneys' fees), and liabilities (including, without limitation, assessments, fines or penalties, whether imposed by the U.S. Customs Service or otherwise) arising or resulting from negligence or willful misconduct directly attributable to Entrada and/or Entrada Mexico.

          (ii) Mexican Customs and Duties. Entrada Mexico shall be "importer and exporter of record" for Mexican customs purposes and shall comply with all record keeping and reporting obligations set forth by law. Provided CLIENT supplies all necessary information, Entrada Mexico shall obtain all necessary licenses and permits to import CLIENT's materials, supplies, equipment and tooling into Mexico under Entrada Mexico's Maquiladora Program. CLIENT shall be responsible for any cost incurred for bonds, Mexican duties, tariffs, fees, government processing fees, countervailing duties, if applicable, other import costs and Mexican Customhouse brokerage fees associated with shipment of CLIENT's goods. Entrada will contract or will cause Entrada Mexico to contract with a qualified Mexican Customs Broker to be its agent for Mexican Custom's purposes. Entrada and Entrada Mexico agree to undertake all necessary actions before the Mexican Customs authorities to obtain the clearance through Mexican Customs of (A) the importation of CLIENT's Materials, as hereinafter defined, parts, components and any other required inputs (all items imported into Mexico are referred to, jointly and severally, as the "INPUTS"), as well as machinery and equipment (collectively the

          "EQUIPMENT"), and (B) the exportation from Mexico of CLIENT's finished Products, Equipment and other items. CLIENT understands and agrees that, in order for Entrada or Entrada Mexico to be able to fulfill its obligations to process the shipments and obtain the necessary permits on behalf of CLIENT under this clause (ii), CLIENT must supply Entrada, on a timely basis, with all pertinent information and documentation of all items to be imported or exported through Mexican Customs, including, without limitation, complete descriptions, makes, models, serial numbers, weights, costs, country of origin and certificates of origin. CLIENT acknowledges that (X) it typically takes approximately thirty (30) days to obtain the initial Mexican permits from the time the completed submission of the appropriate application, and (Y) until such permit has been approved, CLIENT's Materials, Equipment and other property may not be imported into Mexico. Special permits needed to meet CLIENT's specific requirements may take a longer period of time and will be obtained at CLIENT's cost.

          CLIENT will pay, promptly when due, all Mexican customs tariffs, duties, value-added tax, countervailing duties, if any, customs processing fees, fines, bonds, costs of compliance with applicable non-duty restrictions and barriers, and Mexican customs brokerage charges (collectively, the "MEXICAN DUTIES") that may arise in respect of the import and export activities referred to herein. CLIENT specifically agrees to pay all Mexican Duties that (A) may become payable in the future with respect to Inputs imported into Mexico that are subsequently exported to the United States, whether or not incorporated into Products, and (B) relate to Inputs or Equipment that undergo a change of customs regime in Mexico. CLIENT will be responsible for providing to Entrada all information and documentation, including U.S. import declarations, that may be required in order to calculate the amounts of such Mexican Duties. Entrada Mexico agrees to file for and secure any Mexican import license, permit or authorization that allows it to import any materials, supplies equipment and machinery or, in general, any good on a duty free basis, if applicable, depending on the origin of such materials, supplies, equipment and machinery or under the lowest available duty rate, such as under the North American Free Trade Agreement or other international trade agreements executed by Mexico, or the "Programas de Promocion Sectorial." If a "Regla Octava" authorization were necessary to achieve the above considering the property, the importation of which is necessary for CLIENT's Production Operations, Entrada and CLIENT will mutually agree on how to apply and manage the related process and costs. Also, Entrada Mexico with the information in this regard that shall be requested by Entrada or Entrada Mexico and furnished by CLIENT, shall maintain all records that substantiate the information contained in the documents required in connection with the importation and/or exportation of CLIENT's goods, in accordance with the terms, conditions and time limits required by applicable laws and sufficiently detailed as provided by law to permit Mexican Customs authorities to perform their duties, including customs audits. Any fine or penalty imposed by the Mexican authorities that derive from an inspection, review, audit or, in general, any other action taken by the Mexican government in connection with the above, will be the sole responsibility of Entrada and Entrada Mexico, unless the fine or penalty relates to any violation of the law that is attributable to CLIENT's failure to comply with Entrada's instructions, in which case CLIENT shall pay such fine or penalty or reimburse to Entrada or Entrada Mexico any payment that the Mexican government imposes on Entrada or Entrada Mexico.

          (iii) Equipment. Contemporaneously with the execution of this Agreement, CLIENT, Entrada and Entrada Mexico shall execute a "Commodatum Agreement" substantially in the form and with the content set forth in Exhibit "H" with respect to the Equipment that

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          CLIENT sends to the Facility. Entrada Mexico will file for recordation the Commodatum Agreement in the Public Registry of Property and Commerce of Fresnillo, Zacatecas, Mexico, within ten (10) days of its execution, to establish the ownership of CLIENT, and all governmental fees and costs shall be paid by CLIENT.

          In addition, Entrada and Entrada Mexico agree to insert or stamp in all customs invoices to be used by Entrada Mexico for the importation of the equipment, tools, raw materials, supplies and other goods furnished by CLIENT into Mexico, the following legend "This commercial invoice is issued exclusively for customs purposes in order to import into Mexico the goods covered by the same and therefore does not transfer ownership of the goods."

          Upon CLIENT's written request for the return of machinery and/or equipment covered by the Commodatum Agreement, Entrada and Entrada Mexico shall undertake to obtain appropriate governmental clearance and documentation for the return of the machinery and/or equipment to the address the CLIENT designates. Any costs and related expenses of said governmental clearances, insurance and of transportation will be paid by CLIENT.

          (iv) On site Seminar. Entrada will provide CLIENT, at CLIENT's location, a [**] seminar on the principles and procedures of the U.S.-Mexico import/export process. The seminar is intended for senior management and for persons involved in the CLIENT's day-to-day import/export activity pertinent to this Agreement. In addition, CLIENT will be provided an Entrada Import/Export Manual.

     d) Permits. Entrada, through Entrada Mexico, will be responsible for obtaining all facility and environmental related permits, licenses and approvals required by Mexican law including but not limited to Municipal Operating License, Maquila related permits and registrations (collectively "FACILITY PERMITS") required to manufacture, store, ship and/or assemble CLIENT's Products in the Facility. CLIENT shall reimburse Entrada all fees paid for Facility Permits. Any fine or penalty imposed by the Mexican government to Entrada Mexico for not having any of the Facility Permits will be the sole responsibility of Entrada and/or Entrada Mexico. Also, Entrada and/or Entrada Mexico agree to indemnify CLIENT for any damage caused as a consequence of any fine or penalty imposed or if the Mexican government determines to, due to the conduct of Entrada Mexico, close, permanently or temporarily, the Facility, unless the fine or penalty is attributable to CLIENT's failure to comply with Entrada's instructions, in which case the fine or penalty shall be paid by CLIENT or reimbursed to Entrada or Entrada Mexico in case the Mexican government imposed the fine or penalty to Entrada or Entrada Mexico.

     e) Procurement in Mexico. Entrada will provide to CLIENT a list of preferred suppliers in the Fresnillo/Zacatecas region for maintenance, repair and operational needs ("MRO"). Entrada will advise CLIENT on issues related to MRO sourcing and purchasing, if requested. CLIENT will be responsible for quoting and placing its own MRO orders. Entrada will administer all accounts payable related to CLIENT's MRO purchases, and will provide a pick-up and delivery service for same, as requested. The guidelines for the procurement services are fully described in Procurement in Mexico, attached hereto as Exhibit "E" and incorporated herein.

2) Certain Responsibilities of CLIENT. CLIENT agrees that it will have sole responsibility to do the following:

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     a) Materials and Technology. CLIENT will provide the following items that are necessary or appropriate for its operations at the Facility: (i) all raw materials, parts, components, production supplies, packaging materials (collectively, the "MATERIALS"), (ii) all Equipment necessary or appropriate for the manufacture or assembly of the Products at the Facility, and (iii) the technology and technical assistance necessary to enable the Workforce to manufacture or assemble the Products at the Facility. At CLIENT's request and expense, Entrada Mexico will fence an area within the Facility to store the Materials therein, and place a sign with the legend "Propiedad de NxStage Medical, Inc." Such area and sign will have the dimensions that CLIENT indicates.

     b) Production, Training and Quality Control. CLIENT will be responsible for: (i) planning, training, scheduling, directing and supervising the manufacture or assembly of the Products by the Workforce at the Facility, and (ii) the quality of all Products manufactured or assembled by the Workforce at the Facility.

3) Fees and Costs. CLIENT will pay to Entrada: (a) the Shelter Program Service Fee, as defined in attached Exhibit "C," (b) the Facility Fee, and (c) all other amounts called for herein and in the exhibits and attachments hereto (collectively, the "FEES AND COSTS"), at the times and in the amounts more fully described in Exhibit "C" attached hereto and elsewhere herein.

4) Billing Procedures. Entrada will submit weekly invoices for amounts that are payable under this Agreement to CLIENT at the Facility. CLIENT's Mexico representative will be responsible for supplying CLIENT's U.S. office with copies of any of the backup documentation related to the weekly invoices. Each invoice will be accompanied by paid receipts or third party invoices for costs incurred by Entrada or Entrada Mexico for CLIENT's account. With respect to costs incurred in Mexico by Entrada or Entrada Mexico, if the pertinent invoice is accompanied by a document signed by CLIENT's representative on-site at the Facility, such signature will conclusively signify the accuracy of the Mexican Costs, as hereinafter defined, and will conclusively bind CLIENT to pay or reimburse Entrada for such approved Mexican Costs. As used in this Section, the term "Mexican Costs" means: (i) the number of basic and overtime hours worked during the relevant work week, (ii) the number of Workers utilized during the relevant period, (iii) the costs incurred in Mexico (other than freight and customs charges, which the parties agree do not require the approval by CLIENT's on-site representative) described in Section 3.c above for which reimbursement is sought in the invoice, and (iv) the incidental reimbursable and pass-through expenses including, but not limited to, those identified in attached Exhibits "C" and "D."

5) Payment Obligations. CLIENT hereby agrees to pay Entrada the amount of each such invoice as follows:

     a) Labor Charges. In order to pay the Workers every Friday, Entrada will provide to CLIENT an electronic invoice by Monday of the week following the week in which the labor charges were incurred. CLIENT agrees to pay the invoice within [**] business days via electronic fund transfer to Entrada's bank account.

     b) Facility Fee. Subject to the terms of Exhibit "A," the Facility Fee will be due and payable on the first day of every month.

     c) Non-Labor Charges. All other (non-labor) invoice charges, including, without limitation, Entrada's Shelter Program Service Fee and reimbursable and pass-through expenses, will be due and payable within [**] days after the date of such invoice.

     d) Certain Costs. CLIENT understands and agrees that certain purchases or services requested by CLIENT may require deposits or payments in advance. The following are examples of payments typically required in advance: duties required by US or Mexican customs; payments required by Mexico contractors for construction projects; and advance payments required by Mexico car dealers for the order and purchase of vehicles. In each such instance, Entrada will submit an invoice to CLIENT for the amount due and will make the corresponding deposit, purchase, or payment when CLIENT pays such invoice. CLIENT will be responsible for paying for repetitive cash purchases and will maintain a petty cash fund for such purpose under the control of CLIENT's representative at the Facility.

     e) Disputed Charges. If CLIENT disputes any portion of any invoice, CLIENT agrees that it will pay the undisputed portion of the invoice as if there were no such dispute about the remainder of the invoiced amount.

     f) Late Charge. Any undisputed amounts payable by CLIENT hereunder that are not paid when due, shall be payable with interest accruing on such amount from the due date until payment in full has been made at an interest rate equal to the lesser of: (1) 1.0 % per month; or (2) the maximum monthly interest rate allowable by applicable law.

6) Worker Termination Costs. Except as provided in Section 1.a.iv, CLIENT will have the sole, unconditional responsibility to pay any and all costs associated with the severance or termination of any and all Workers, including production line workers, material handlers, group leaders and inspectors, supervisory workers, monthly salaried administrative and technical workers. CLIENT will pay Entrada for any and all payments incurred in connection with or associated with the severance or termination of any or all of the Workers (the "SEVERANCE OBLIGATIONS"), including, without limitation, any such severance or termination that results from the expiration of this Agreement or its termination for any reason at the time of termination of each Worker. In the event CLIENT instructs Entrada to terminate any member of the Workforce without any justified cause as provided by applicable Mexican Law, CLIENT agrees to pay the Severance Obligations, and, provided that Entrada, Entrada Mexico and their counsel consult with CLIENT and follow CLIENT's reasonable suggestions with respect to the defense and, if proper, settlement, of any claims filed by such member of the Workforce, wages accrued after the Worker's termination until the matter is fully resolved, penalties and other charges included in any final judgment, plus all legal fees that may be incurred by Entrada, Entrada Mexico or any Mexico Affiliate in connection with such matter.

     a) Letter of Credit. If and when the number of Workers employed on behalf of CLIENT equals or exceeds [**], CLIENT agrees to provide, and thereafter maintain with, Entrada an irrevocable letter of credit (the "LETTER OF CREDIT") to ensure the prompt payment of the Severance Obligations. The Letter of Credit must be issued by an institution reasonably acceptable to Entrada and must name Entrada as the beneficiary. Entrada, as beneficiary, must be entitled to draw on the Letter of Credit if any portion of the Severance Obligations is not paid when due hereunder. The amount of the Letter of Credit must be adjusted annually to the amount of such Severance Obligations that would be due on the date of such adjustment, assuming the termination of all Workers on such date.

7) Insurance. The parties agree as follows:

     a) Property Insurance. CLIENT will have sole responsibility to obtain and maintain, at its sole cost, any and all insurance that it deems necessary or appropriate for its Materials, Products,

     Equipment, Inputs, inventory, supplies, work in process, finished or semi-finished goods and other personal property of any type against any and all risks, whether located in the Facility, elsewhere in Mexico, while in transit, or in the United States. Entrada will have no liability for any damage, loss or injury suffered by CLIENT, whether direct, consequential, incidental or otherwise, with respect to such property. Entrada hereby advises CLIENT that it is legally required to have a Mexican insurance company issue any policy insuring any of CLIENT's property located in Mexico, including, but not limited to, CLIENT's Materials, Products, Equipment, inventory, supplies, work in process, finished and semi-finished goods.

     b) Facility Insurance. Entrada will provide, or cause to be provided, at its sole cost, fire and casualty insurance by a reputable Mexican insurance company in an amount that represents the cost of reconstruction of the Facility.

     c) Liability Insurance; Miscellaneous Insurance Provisions:

          i) Entrada Liability Insurance Policy. Entrada will provide and maintain, at its own cost, or cause to be provided and maintained, at its sole cost, a policy of general liability insurance covering the activities at the Facility (the "GENERAL LIABILITY POLICY") with minimum coverage limits of $1,000,000 per occurrence, naming Entrada as the beneficiary. The General Liability Policy may not be cancelled without at least 60 days' prior written notice to CLIENT. Within 60 days after execution of this Agreement, Entrada will deliver to CLIENT a certificate of insurance showing the General Liability Policy to be in effect in accordance with the requirements of this paragraph.

          ii) CLIENT Liability Insurance Policy. CLIENT will provide and maintain at its own cost, or cause to be provided and maintained, at its sole cost, a policy of general liability insurance covering the activities at the Facility with minimum coverage limits of $1,000,000 per occurrence, naming CLIENT as the beneficiary. This policy may not be cancelled without at least 60 days' prior written notice to Entrada. Within 60 days after execution of this Agreement, CLIENT will deliver to Entrada a certificate of insurance showing the General Liability Policy to be in effect in accordance with the requirements of this paragraph.

          iii) Waiver of Subrogation. CLIENT, Entrada and Entrada Mexico waive, and Entrada and Entrada Mexico will cause the Mexican Affiliates to waive, any and all rights of subrogation against each other and against all contractors, subcontractors, materialmen, vendors, consultants, agents and employees of each other for damages and lost profits, including, but not limited to, damages sounding in tort, civil liability, strict liability, warranty, negligence or strict products liability.

          iv) Insurance Waiver Provision. All insurance agreements in connection with insurance required to be provided or obtained under the provisions of this Agreement shall include an express provision waiving subrogation against Entrada and Entrada Mexico for damages and lost profits, including, but not limited to, damages sounding in tort, civil liability, strict liability, warranty, negligence or strict products liability.

          v) Product Liability Indemnity. CLIENT hereby indemnifies, and agrees to protect, defend and hold Entrada and Entrada Mexico harmless against all demands, obligations, claims, costs, expenses, judgments, awards and liabilities of any nature, claimed or asserted by any unaffiliated person, as a result of, or in any way arising out of, or consequential to the design, manufacture, assembly, use, delivery, consumption, or integration into other products of any of CLIENT's Products, except if such demands, obligations, claims, costs, expenses, judgments, awards or liabilities arise from Entrada's or Entrada Mexico's negligence of willful misconduct, or breach of its or their obligations hereunder.

          vi) Entrada Disclaimer. NEITHER ENTRADA NOR ENTRADA MEXICO IS THE DESIGNER OR MANUFACTURER OF THE PRODUCTS AND NEITHER OF THEM MAKES, AND HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ABOUT THE PRODUCTS, THEIR QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8) Term.

     a) Commencement; Duration. The term of this Agreement will commence on March 1, 2007 (the "COMMENCEMENT DATE"), and will expire on February 28, 2012, 60 (sixty) months after the commencement of the Agreement.

     b) Conforming Extension. If, pursuant to CLIENT's instructions, Entrada Mexico extends its Lease of the Facility, then CLIENT will extend the term of this Agreement by the same period that such lease is extended.

     Subject to Entrada Mexico extending its lease for the Facility to provide for the uninterrupted use thereof, this Agreement shall extend for successive one-year terms upon the mutual agreement of the parties. At least one hundred twenty (120) days prior to the expiration of the initial term of this Agreement or any extension thereof, the parties will endeavor in good faith to (i) provide written notice to each other of their intention not to extend this Agreement, or (ii) initiate negotiations to extend this Agreement and the lease for the Facility. Upon termination of this Agreement, the parties will cooperate to undertake all necessary actions to wind down CLIENT's operation as quickly as possible or to implement Section 9.e below, as the CLIENT may elect.

9) Termination.

     a) Cause.

          (i) Any party (the "TERMINATING PARTY") may terminate this Agreement for "cause," at any time, by giving written notice of such termination (the "FOR CAUSE TERMINATION NOTICe") to the other party (the "BREACHING PARTY"), without the need of first securing a judgment or arbitral award therefor. As used in this Section, the term "CAUSE" means: (A) the bankruptcy (whether voluntary or involuntary), insolvency, liquidation, receivership, dissolution, or assignment for the benefit of creditors of the breaching party (a "BANKRUPTCY PROCEEDING"), or (B) a material breach by the breaching party of any of the breaching party's material obligations under this Agreement, including the obligations set forth in Section 1.b.viii above (such a breach is referred to as a "MATERIAL BREACH"), that is not cured in accordance with clause (ii) below.

          (ii) No party will be entitled to give a For Cause Termination Notice based upon a Material Breach unless (1) it has first given the breaching party written notice (the "BREACH NOTICE") specifying the Material Breach, and (2) such Material Breach is not cured within the following period, as applicable:

               (I) If the Material Breach is CLIENT's failure to make any payment called for herein when due (a "PAYMENT BREACH"), CLIENT must cure such payment delinquency in full within two (2) business days after Entrada gives CLIENT a Breach Notice regarding such delinquent payment.

               (II) If the Material Breach is other than a Payment Breach by CLIENT, the breaching party must cure such Material Breach within thirty (30) days after the terminating party gives the Breach Notice. Notwithstanding the immediately preceding sentence, if such Material Breach is of a type that cannot be completely cured within thirty (30) days, such Material Breach will not constitute cause for termination if the breaching party commences to cure such Material Breach within such thirty (30) day period and thereafter diligently pursues such cure to completion, provided that such completion takes place no later than ninety (90) days from the date that the Breach Notice is given. The provisions of this paragraph (II) do not apply to the obligations set forth in Section 1.b.viii above, since those obligations will be subject to the periods mentioned therein without an additional cure period.

     b) Changed Circumstances.

          (i) In addition to its right to terminate this Agreement for "cause," pursuant to clause (a) of this Section, CLIENT may terminate this Agreement, without further liability under this Agreement other than to pay amounts and perform obligations that have accrued and are due as of the date that CLIENT vacates the Facility used for the Production Operations, by giving written notice of such termination (the "CHANGED CIRCUMSTANCES TERMINATION NOTICE") to Entrada and Entrada Mexico if any of the following circumstances (each a "CHANGED CIRCUMSTANCE") occur:

               (1) If one or more Unrelated Persons, as hereinafter defined, acquire a 50% or greater ownership interest in Entrada or Entrada Mexico without the approval of CLIENT (such acquisition is referred to hereinafter as an "UNAPPROVED CHANGE IN ENTRADA CONTROL"). As used in this clause, the term "Unrelated Person" means any person who does not own an equity interest in Entrada or Entrada Mexico at the time of execution of this Agreement. CLIENT agrees that it will not unreasonably withhold, delay or condition its approval of a change in control of Entrada, and will approve such change unless it reasonably concludes that such change in control will adversely and materially affect CLIENT's business.

               (2) If (A) there is a strike of Workers at the Facility that does not arise from actions or inactions of CLIENT, and (B) as a result of the Strike, CLIENT's Production Operations are halted for [**] consecutive business days (such a Worker's strike is referred to hereinafter as a "STRIKE").

               (3) If (A) any lien or encumbrance is placed on Entrada Mexico's or the relevant Affiliate's business, or the seizure or attachment of Entrada Mexico's or the relevant Affiliate's assets as a consequence of a labor, tax or any other kind of claim, and (B) as a result of such lien, encumbrance or seizure, CLIENT's Production Operations are halted for [**] consecutive business days (such liens, encumbrances and seizures are referred to hereinafter, jointly and severally, as a "LIEN").

          (ii) CLIENT will not be entitled to terminate this Agreement due to a Changed Circumstance except as follows:

               (1) If the Changed Circumstance Notice is based on an Unapproved Change in Entrada Control, CLIENT must issue such Changed Circumstances Termination Notice within 5 business days after receipt of Entrada's request of approval of such change in control.

               (2) If the Changed Circumstance Notice is based on a Strike, CLIENT must issue such Changed Circumstances Termination Notice before the earlier of: (A) 30 days after the commencement of the Strike, and
          (B) the day on which the Strike ends.

               (3) If the Changed Circumstance Notice is based on a Lien, CLIENT must issue such Changed Circumstances Termination Notice before the earlier of: (A) 30 days after CLIENT's Production Operations are halted, and (B) the day on which the Lien is removed.

     c) Certain Remedies and Limitations.

          (i) In the event that this Agreement is terminated as permitted by any of the preceding clauses of this Section 9, the terminating party will retain its right to recover damages from the breaching party.

          (ii) CLIENT will be entitled to terminate this Agreement as a result of a Bankruptcy Proceeding of, or Material Breach by Entrada or Entrada Mexico. If such Bankruptcy Proceeding or Material Breach occurs within 12 months after the execution of this Agreement, CLIENT will have no obligation to assume the Lease. If such Bankruptcy Proceeding or Material Breach occurs more than 12 months after the execution of this Agreement, CLIENT will assume the Lease for the First New Building and the Second New Building, except if either of the following circumstances (the "Lease Termination Circumstances") then exist: (1) Lessor will not allow the CLIENT to assume the Lease, or (2) CLIENT is not able to continue its Production Operations in the Facility for a period of [**] consecutive business days, due to failure by Entrada and/or Entrada Mexico to act in accordance with
          Section 9(e) below, or otherwise.

          If a Bankruptcy of, or Material Breach by Entrada or Entrada Mexico occurs more than 12 months after the execution of this Agreement, and neither of the Lease Termination Circumstances then exist, CLIENT (1) will not be entitled to terminate the Lease, and (2) will automatically succeed to: (a) all rights of lessee under the Lease for the First New Building and the Second New, and (b) all legal duties of lessee to Lessor under the Lease for the First New Building and the Second New Building, but only to the extent such duties arise on or after the effective date of CLIENT's succession as lessee under the Lease for the First New Building and the Second New Building, all without the need for further instruments to be executed.

          (iii) CLIENT will be entitled to terminate this Agreement as a result of a Strike subject to Section 9.b.ii(2) above. If such Strike occurs within 12 months after the execution of this Agreement, CLIENT will have no obligation to assume the Lease. If such Strike occurs more than 12 months after the execution of this Agreement, CLIENT will assume the Lease for the First New Building and the Second New Building, except if such Strike continues for [**] consecutive days and is the result of Entrada's or Entrada Mexico's actions or inactions.

          (iv) If CLIENT terminates this Agreement in the event of an Unapproved Change of Entrada Control as set forth in Sections 9.b.i(1) and 9.b.ii(1) above, except if as a result of the Unapproved Change in Entrada Control CLIENT's continuation of Production Operations at the Facility for [**] consecutive business days or more is prevented, CLIENT will assume the Lease for the First New Building and the Second New Building.

          (v) CLIENT will not be entitled to terminate this Agreement in the event of the imposition of a lien, encumbrance or seizure similar to a Lien, but that does not prevent CLIENT's continuation of Production Operations at the Facility for [**] consecutive business days or more. This Agreement will continue in full force and effect notwithstanding such event. If CLIENT's continuation of Production Operations at the Facility is prevented for [**] consecutive business days or more, CLIENT will have no obligation to assume the Lease.

     d) Certain Continuing Obligations. CLIENT agrees that upon the expiration of this Agreement or termination of this Agreement pursuant to this Section 9 or pursuant to Section 1.b, CLIENT will pay, at the time of such expiration or termination, all amounts payable by it hereunder that have accrued as of the date of such termination, including, without limitation, Severance Payments, the Shelter Plan Service Fee and, in accordance with Exhibit "A," the Facility Fee. Entrada recognizes that it will only be entitled to receive from CLIENT such amounts.

     e) Effect of Termination. Upon CLIENT's termination of this Agreement as set forth in this Section 9, CLIENT shall have the right to take full responsibility of the Facility and services otherwise provided by Entrada and Entrada Mexico, in which case, Entrada and Entrada Mexico, within sixty
     (60) calendar days of the date that the written notice is delivered, agree to transfer or assign to CLIENT or its designated Mexican company, at CLIENT's election:

          (i) All Facility Permits and contracts to the extent that such Facility Permits are assignable under applicable law.

          (ii) All Workers that have been hired to work for CLIENT based on its written requests; to this effect, Entrada and Entrada Mexico agree to enter into an Employer Substitution Agreement in the format to be provided by CLIENT, under which CLIENT will acknowledge the respective employees' seniority.

          (iii) All of the machinery, equipment, materials, work in process and inventory of finished Products by performing a "virtual" import-export operation or any other simplified form of customs transfer as established in the Mexican Customs Law, its Regulations and/or the Foreign Trade General Rules.

          (iv) All of the assets purchased on behalf of CLIENT and registered in Entrada Mexico's books without any additional compensation for Entrada Mexico, on the understanding that CLIENT will be responsible for any applicable Mexican Value Added Tax ("VAT") on the transfer of such assets.

          (v) The Lease.

10) Use of Subcontractors. Without in any way relieving it of any obligation or duty otherwise undertaken hereunder, Entrada will have the right, upon the prior written consent of CLIENT, which shall not be unreasonably withheld, to enter into a subcontract with one or more third parties to provide portions of the

Shelter Program Services in Mexico. The parties agree that Entrada will select the Mexican customs broker required for CLIENT's operations, and that, unless otherwise agreed by the parties, all import and export transactions related to CLIENT's operations will be carried out through such Mexican customs broker.

11) CLIENT Property. The parties agree that all CLIENT's right, title, and interest to intellectual property, Materials, Products and Equipment used in connection with the manufacture or assembly of CLIENT's Products at the Facility will remain the property of CLIENT. At no time will Entrada or Entrada Mexico be deemed to have any ownership interest in such property. Entrada agrees not to use any of CLIENT's assets, including intellectual property and proprietary information and patented and copyrighted materials, for purposes other than as set forth in the Agreement. Entrada agrees to indemnify CLIENT for breach of such obligations.

12) Notices. All statements, notices, demands and requests for payments from one party to another will be, unless otherwise specified herein, delivered personally or sent by mail, postage prepaid, certified or registered mail, to the address set forth on the first page hereof, or such addresses as the parties may hereafter designate to each other in writing.

13) Jurisdiction. This Agreement will be interpreted under the laws of the State of Delaware. Any controversy or claim under this Agreement (including, without limitation, any claim for damages arising out of a party's breach of any of the obligations under this Agreement) will be settled by binding arbitration, and judgment upon the award rendered by the arbitrators may be entered in, and enforced by, and court having jurisdiction. Arbitration hereunder will be conducted in accordance with Section 14.

14) Arbitration. The arbitration will be conducted in San Antonio, Texas, or such other location to which the parties hereafter agree in writing, by the American Arbitration Association in accordance with commercial arbitration rules of the American Arbitration Association. The arbitration will be conducted in English.

     a) There will be three arbitrators, one chosen by Entrada, one chosen by CLIENT, and the third chosen by the two arbitrators previously appointed. Within twenty (20) days after the submission by a party of a demand for arbitration, each of the parties will select one arbitrator. In the event of a failure of a party to select an arbitrator within the designated time period, the other party may request the American Arbitration Association to make such appointment. The two arbitrators so appointed will select a third arbitrator, but, if the said two arbitrators cannot promptly agree upon a third arbitrator, either party may request that the American Arbitration Association appoint a third arbitrator.

     b) The parties hereby confer upon arbitrators the right to direct each of the parties to produce whatever documents the arbitrators deem appropriate in advance of the arbitration hearing.

     c) The arbitration award must be made within ten (10) months of the filing of the notice of intention to arbitrate, and the arbitrators must agree to comply with this schedule before accepting appointment. Notwithstanding the preceding sentence, the time limit may be extended by agreement of the parties. If, for any reason within the reasonable control of such party, a party does not completely present its case to the arbitrators in sufficient time to allow the arbitrators to make a timely award, the arbitrators may, in their sole discretion, deem the other party to be the prevailing party in such arbitration proceedings and to make the award accordingly.

     d) The arbitrators will have no authority to award any of the following: lost profits, punitive, consequential, exemplary, or incidental damages, or damages payable by the prevailing party to a third party due to a contractual obligation of the prevailing party to such third party.

     e) At the request of either party, the award of the arbitrators shall include findings of facts and conclusions of law, the additional cost of which, if any, will be borne solely by the requesting party.

     f) In any arbitration proceeding hereunder, each party shall bear the expenses of its witnesses. All other costs of arbitration, including, without limitation, the fees and of the arbitrators, the cost of the record or transcripts thereof, if any, and all other fees and costs shall be allocated to the parties to the arbitration as determined by the arbitral panel.

     g) The written decision of any two arbitrators will be final and binding on the parties and will be legally enforceable in any court of competent jurisdiction as an arbitration award to the maximum extent by law.

15) Exclusion of Certain Damages. Notwithstanding anything to the contrary in this Agreement, in the event of a breach by either party of such party's obligations under this Agreement or a claim for indemnification, the non-breaching party or the indemnitee, as the case may be, will (in addition to whatever equitable relief is available to such party under this Agreement or under applicable law) have the right to recover (a) all damages incurred or sustained by such non-breaching party as a result of such breach by the other party, or (b) the indemnified losses sustained by such indemnitee; provided, however, for purposes of this Agreement, the terms "damages" and indemnified losses will be deemed to exclude damages for, and indemnified losses that consist of, lost profits, punitive, consequential, exemplary, or incidental damages, and damages payable by the non-breaching party to a third party due to a contractual obligation of the non-breaching party to such third party, that the non-breaching party is not able to meet because of the breach of this Agreement by the breaching party (collectively, "EXCLUDED DAMAGES"), even if the breaching party or the indemnifying party has been advised of the possibility that the non-breaching party or the indemnitee will sustain any such Excluded Damages.

16) Confidentiality. The information that CLIENT will provide to Entrada and/or Entrada Mexico may include trade secrets, or proprietary or confidential information. Entrada and Entrada Mexico will regard and preserve as confidential all information and know-how related to CLIENT's business, revealed to or learned by Entrada and/or Entrada Mexico from any source as a result of this Agreement, whether or not such information is verbally described, or marked or otherwise identified as confidential. Without limiting the foregoing, Entrada and Entrada Mexico will refrain from disclosing or disseminating, or permitting to be disclosed or disseminated, any customer list, pricing, methods, technical information, know-how, patents, processes, programs, practices, or any other material or data conceived, designed created, developed, used assembled or manufactured, by CLIENT.

The entire right, title, and interest, including copyright, in all inventions and original works of authorship fixed in any tangible medium of expression heretofore or hereafter created by Entrada and/or Entrada Mexico or on Entrada's and/or Entrada Mexico's behalf, for CLIENT or furnished to CLIENT hereunder is hereby transferred to and vested in CLIENT. The parties expressly agree to consider as work made for hire those works ordered or commissioned by CLIENT which qualify as such in accordance with the copyright, authors rights, or invention protection laws. For all such inventions and other original works, Entrada and Entrada Mexico agree to provide documentation satisfactory to CLIENT to ensure the conveyance of all such right, title, and interest, including copyright, to CLIENT.

17) Assignment. Neither party may assign its rights under this Agreement or delegate any of its performance obligations hereunder without the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned. However, Entrada may assign, without the consent of CLIENT, Entrada's rights to collect the Facility Fee, and Entrada and Entrada Mexico hereby authorize CLIENT to assign this Agreement in its entirety to (i) an affiliate of CLIENT, or (ii) a third party that acquires 50% or more of the total equity issued by CLIENT, or substantially all of CLIENT's assets, provided the assignee has at least the same or better creditworthiness as compared to CLIENT at the time the assignment takes place.

In addition, Entrada and Entrada Mexico may use Affiliates to provide the services provided hereunder, provided that they first inform CLIENT in writing who the relevant Affiliate will be and what its responsibilities will be.

18) Binding Nature. This Agreement and each and every provision hereof will be binding on and will inure to the benefit of each of the parties and their respective successors and permitted assigns, and all such persons will execute any instruments that may be necessary or appropriate to carry out and execute the purposes and intentions of this Agreement. Each and every successor in interest of any party will hold such interest subject to all terms and provisions of this Agreement.

19) Miscellaneous Provisions. The parties hereto will be independent contractors, and neither party will be an agent, partner or co-venturer of the other party. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware without reference to the conflicts of law provisions thereof. This Agreement may be amended only by a written agreement signed by duly authorized agents of both parties. Headings of provisions are for convenience only and are not to be used in construing this Agreement. No waiver by any party or any person claiming through or under a party of any breach of this Agreement by the other party in one or more instances will constitute a waiver with respect to any other or subsequent breach. In the event that any provision of this Agreement will be declared by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

20) Inconsistencies. In the event of any conflict or inconsistency between any provisions of this Agreement and any printed provisions in any other document now existing or hereafter issued by either party, the provisions of this Agreement will prevail and will govern the interpretation of the contract between the parties.

21) Counterpart Execution. This Agreement may be executed in one or more counterparts, and each of the counterparts will for all purposes be deemed to be an original, and all such counterparts will constitute one and the same instrument.

22) Timing of Essence. Time is of the essence of this Agreement.

23) Tax Consequences. Entrada, Entrada Mexico and the Affiliates shall comply with all applicable Mexican legal provisions in effect that relate to transfer pricing rules such that, by complying with the current transfer pricing rules as they relate to the manufacturing and assembly activities Entrada is undertaking for CLIENT, Entrada and CLIENT shall be exempted, to the extent provided by law and the activities of CLIENT in Mexico are restricted to the compliance of this Agreement, from any permanent establishment provisions for income tax purposes.

24) Value Added Tax. Entrada, Entrada Mexico and any relevant Affiliate shall comply with their obligations under the VAT Law, and, to the extent permitted by law, they will endeavor to recover or have offset by Mexican authorities, and, if so recovered or offset, will promptly credit such recovered or offset amount against VAT or other Mexican taxes payable by CLIENT hereunder, and any balance will be promptly credited to CLIENT.

25) Exchange Rate. Any expense in Mexican Pesos that Entrada or Entrada Mexico is entitled to recover from CLIENT, shall be converted into U.S. Dollars by using the best available exchange rate from the banking or any other foreign exchange institution providing services to Entrada or Entrada Mexico. On each Entrada invoice, Entrada will provide to CLIENT a list of the expenditures made in Mexican Pesos, the equivalent amount in U.S. Dollars, and the exchange rate used.

26) Certain Payments. In the performance of its obligations hereunder, Entrada and Entrada Mexico shall comply strictly with all applicable laws, regulations and orders of the United States and Mexico. Without limiting the generality of this Section, Entrada and Entrada Mexico hereby acknowledge and agree that certain laws of the United States, including the Foreign Corrupt Practices Act, prohibit any person subject to the jurisdiction of the United States from making any payment of money or anything of value, directly or indirectly, to any foreign government official, foreign political party or candidate for foreign political office for the purpose of obtaining or retaining business. Each of Entrada and Entrada Mexico hereby represents and warrants that, in the performance of its duties hereunder, it has not made, and will not make, any such proscribed payment. Entrada and Entrada Mexico shall indemnify and hold harmless CLIENT from and against any and all claims, losses and liabilities attributable to any breach by Entrada or Entrada Mexico of its obligations under this Section.

27) Mutual Indemnity. Entrada and Entrada Mexico will indemnify and hold harmless CLIENT from and against any and all claims, losses and liabilities arising from criminal conduct by the employees of Entrada, Entrada Mexico or the relevant Affiliate that are not assigned full-time to CLIENT's operations. CLIENT will indemnify and hold harmless Entrada, Entrada Mexico and/or the relevant Affiliate from and against any and all claims, losses and liabilities arising from willful misconduct or gross negligence that constitute criminal conduct by CLIENT's employees or other employees that are supervised by CLIENT.

Entrada will assign one of its employees or an employee of Entrada Mexico or the relevant Affiliate to spot-check shipments and the other activities carried out at the Facility to attempt to prevent criminal conduct.

28) Joint and Several Liability. Entrada and Entrada Mexico will be jointly and severally liable (in solidum) to CLIENT with respect to the obligations of Entrada, and/or Entrada Mexico and/or the Affiliates, arising from, or in connection with, this Agreement.

29) Entire Agreement. The terms and provisions contained herein, together with the exhibits attached hereto, constitute the entire agreement between the parties and, except as stated herein, supersede all previous communications and understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. No agreements or understandings varying or extending the terms of this Agreement will be binding upon either party hereto unless in writing signed by a duly authorized officer or representative thereof of each party.

IN WITNESS WHEREOF, the parties have set their hands on this instrument by means of their duly authorized representatives on the date and year first above written.

ENTRADA PARTNERS,                       NxSTAGE MEDICAL, INC., a(n) _______
a Texas Limited Partnership             corporation


By: /s/ Paul Karon                      By: /s/ Jeffrey H. Burbank
    ---------------------------------       ------------------------------------
Its: Global Factory Managing Partner    Its: President & CEO


ENTRADA GROUP DE MEXICO,
S. de R.L. de C.V.


By: /s/ Paul Karon
    ---------------------------------
Its: Legal Representative

NXSTAGE MEDICAL AND ENTRADA SHELTER AGREEMENT

List of Exhibits

Exhibit A.   Facility Related Obligations

Exhibit A-2. Lease Agreement

Exhibit B.   Shelter Program Services

Exhibit C.   Shelter Program Service Fees and Costs

Exhibit D.   Client Reimbursable Costs and Policies

Exhibit E.   Procurement in Mexico

Exhibit F.   Annual Compensation Calculation - example

Exhibit G.   Not Required

Exhibit H.   Commadatum (Bailment) Agreement

                                   EXHIBIT "A"

                          FACILITY RELATED OBLIGATIONS

     This Exhibit is attached to and made a part of that certain Shelter Agreement, of even date herewith (the "AGREEMENT"), executed by Entrada, Entrada Mexico (referred to herein, jointly and severally, as "ENTRADA") and NxStage Medical, Inc. ("CLIENT").

     Unless specifically defined herein, terms that are defined in the Agreement will have the same meanings when used herein.

     Entrada will make available for CLIENT's manufacturing process in Mexico pursuant to the Agreement, the following facilities, each located in the Fresnillo Industrial Park in Fresnillo, Zacatecas, Mexico, on the terms and conditions stated herein:

(a) A PORTION OF THE BUILDING WHERE TRICON CURRENTLY OPERATES (referred to in the Agreement and hereinafter, as the "SHARED OCCUPANCY BUILDING"): CLIENT agrees to pay to Entrada, commencing ________________, 2007, a fee (the "FACILITY FEE") of US $[**] U.S. Cents) per square foot per month for the use of a portion of the Shared Occupancy Building measuring approximately 15,000 square feet of manufacturing space until the earlier of (i) such time that Entrada completes the First New Building described in (b) below in accordance with the terms of the Agreement, or (ii) the expiration of nine (9) months after the date of execution of the Agreement. The floor plan of the Shared Occupancy Building is attached hereto as Exhibit A-1. The manufacturing space used for CLIENT's operations in the Shared Occupancy Building will at all times be physically separated from the manufacturing space used for operations of Tricon, but CLIENT's Workforce will have access to bathrooms and the cafeteria in the Shared Occupancy Building.

(b)  THE NEW FACILITY:

     (1) Entrada has commenced the construction of a new building (referred to in the Agreement and hereinafter, as the "FIRST NEW BUILDING") of approximately 70,000 square feet, for the production of its clients' products. Approximately 35,000 square feet of the First New Building (Modules 2 and 3 thereof) will be dedicated to CLIENT's Production Operations. The facility fee for Modules 2 and 3 (the "FIRST NEW BUILDING FACILITY FEE") shall be US [**] cents per square foot per month. The floor plan of the First New Building is attached hereto as Exhibit A-2.

     The construction period for the First New Building is expected to be approximately [**] months in duration. Entrada intends to complete the interior of the First New Building on or about April 1, 2007, at which time Client shall be able to begin to install its Equipment. Entrada intends to substantially complete the First New Building on or about May 1, 2007. CLIENT shall commence paying the First New Building Facility Fee once its Production Operations can reasonably begin in the First New Building.

     (2) If requested in writing by Client within the twelve (12) months following the date of execution of the Agreement, Entrada will construct a second building (referred to in the Agreement and hereinafter, as the "SECOND NEW BUILDING") of 35,000 square feet of manufacturing space in a building immediately adjacent to the First New Building pursuant to a floor plan substantially similar to the one attached hereto as Exhibit A-2, unless otherwise requested in writing by Client.

     (3) The Second New Building would be built and leased under terms and conditions substantially similar to the First New Building with the sole exception being that the Facility Fee for the Second New Building would be negotiated in good faith between the parties prior to the expiration of the twelve month period. If the parties can not reach agreement, then Entrada's obligation to reserve the land for the construction of NxStage's Second New Building terminates.

     (4) Unless otherwise agreed by the parties in writing, the construction period for the Second New Building will be approximately [**] months from construction commencement notice to completion, and CLIENT shall commence paying the Second New Building Facility Fee, in addition to the Facility Fee that is due with respect to any other Facility that is used for its Production Operations, as of the date that CLIENT's Production Operations can reasonably begin in the Second New Building.

     (5) Except as set forth above in this paragraph (b), all references in the Agreement (including references in this Exhibit A) to the Facility (whether or not such term is capitalized), mean the First New Building, the Second New Building and, to the extent and for as long as it is used for CLIENT's Production Operations, the Shared Occupancy Building.

(c)  IN CONNECTION WITH ANY FACILITY, CLIENT AND ENTRADA AGREE THAT:

     (1) Entrada will include with the monthly billing an amount equal to [**]% of the Facility Fee. This amount covers Entrada Mexico's obligation to the owner of the Facility to advance Mexico's value added tax ("IVA") on the space. Entrada will credit CLIENT for the IVA paid on the Facility within [**] days of Entrada Mexico receiving reimbursement from the Mexican government (or otherwise recovering such IVA). Credit will be given to CLIENT at the peso/US dollar exchange rate that applies on the date of actual reimbursement by the Mexican government (or other recovery thereof). Client will not pay any part of the Facility Fee more than [**] days in advance of its due date.

     (2) The Facility Fee will be adjusted every 12 months by an amount equal to the percentage increase or decrease, if any, in the cost of living for the preceding year based upon the U.S. Consumer Price Index-All Items-U.S. Cities Average, All Urban Consumers (1967=100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "CPI") In the event the CPI ceases to be published, the most comparable substitute (the "SUBSTITUTE INDEX") will be used thereafter as selected by the mutual agreement of the parties.

     (3) Upkeep. Subject to the next sentence, Entrada will keep the Facility in good repair at all times. CLIENT will bear the costs of repairs or maintenance of the Facility that relate to damages (other than normal wear and tear) caused by CLIENT, the Workers or other persons under the supervision of CLIENT.

     (4) Leasehold Improvements. Subject to the leasehold improvement conditions and restrictions set forth in Exhibit A-2 and the limitation described in the next sentence, CLIENT will be entitled, at its sole cost, to cause alterations or additions that are reasonably necessary to CLIENT's Production Operations to be made to the Facility (the "ALTERATIONS"), including installation of (i) electrical power and distribution systems,
     (ii) telephone systems, (iii) electrical fixtures and (iv) appliances. CLIENT may not make any alteration or addition that involves or results in
     (A) modification of the basic structure of the Facility, (B) modification of the external appearance or the basic utility services of the Facility, or (C) any alteration that involves or results in penetration of the Facility roof.

     Subject to the conditions and restrictions set forth in Exhibit A-2, at the request of CLIENT, Entrada will assign, without representation or warranty, to CLIENT or its designee, any removable improvements made to the Facility as part of the Alterations provided such improvements were made with funds supplied by CLIENT. CLIENT will have the right, but not the obligation, to remove removable improvements made as part of the Alterations, as well as furniture, trade fixtures, machinery and business equipment installed by CLIENT, no later than (A) the end of the term of the Lease, or (B) CLIENT's earlier termination of the Lease. Any such improvements and other property so installed not timely moved will be conclusively deemed to be abandoned. CLIENT shall, at its own expense, repair all damages resulting from the installation and removal of such leasehold improvements, furniture, trade fixtures, machinery and business equipment.

     (5) Maintenance of Common Areas. CLIENT will pay to Entrada a reasonable fee for sweeping of parking lots and maintenance of common areas in the industrial park in which the Facility is located, provided that such fee does not exceed the amount of US $[**] U.S. Cents) per square foot of the Facility space used for CLIENT's Production Operations, per year.

     (6) Outside Storage. If CLIENT's operations at the Facility require outside storage, Client and Entrada agree to negotiate a separate agreement with respect to the terms of such outside storage, including its associated charge.

     (7) Utility Costs. CLIENT will be responsible for paying the cost of installation, measurement, and consumption of the telecommunications services, water and sewer, and electric power consumed in connection with CLIENT's Production Operations at the Facility, and will be responsible for paying all costs and making all deposits due the Federal Electrical Commission of Mexico associated with the establishment and fulfillment of CLIENT's electrical requirements. The deposits, and the installation, measurement, infrastructure, capacity, contracting, service and other similar costs (other than actual consumption costs) for all of the utilities that serve the Facility are estimated as follows:

     1.   Security deposit on 300KVA to CFE - $[**] USD (paid by NxStage)

     2.   One-time purchase of 300 KVA's from CFE - $[**] (paid by NxStage)

     3.   Routine monthly consumption - $[**] - $[**] (paid by NxStage)

     4.   Routine monthly water and sewer charges - $[**] - $[**] (paid by
          NxStage)

     5.   Routine monthly trash removal - $[**] (paid by NxStage)

     Entrada Mexico will provide, at no additional cost to CLIENT, one 500 KVA transformer for powering equipment and machinery within the facility and one 30 kVA dry transformer to support office power and general lighting in the warehouse and common areas, as specified on Exhibit A-2.

     (8) Temperature Control. Entrada Mexico will provide, at no additional cost to CLIENT, an evaporative cooler for the office area of the Facility.

     (9) Environmental Indemnification. Entrada and CLIENT acknowledge that, in order for Entrada Mexico to conduct CLIENT's Production Operations in compliance with all applicable Environmental Laws, Entrada will advise CLIENT with respect to such Environmental Laws as part of the Shelter Program Services. In addition, Entrada and CLIENT acknowledge that all installation, dismantling and replacement of Equipment and Production Operations in the Facility must be conducted by Entrada Mexico, subject to the supervision and direction of CLIENT. Accordingly, CLIENT shall save, indemnify and hold Entrada and its affiliates (including without limitation its parent, sister and subsidiary entities) harmless against any all liabilities, claims, demands, obligations, causes of action, allegations, orders, damages, penalties, losses, costs, expenses, including, without limitation, attorney's fees, injuries or judgments (other than Excluded Damages), arising out of, relating to, or resulting from (1) the presence, generation, use, handling, storage, transport, discharge, leakage, spillage, or seepage of, or pollution by any hazardous substance at or about the Facility that arises as a result of the operations of CLIENT, and
     (2) the violation of any Environmental Laws that arises as a result of the operations of CLIENT. The foregoing indemnification obligations, however, will not apply to the extent CLIENT's actions were taken in reliance upon or consistent with advice provided by Entrada. Entrada and Entrada Mexico agree to indemnify CLIENT for any damage (other than Excluded Damages) caused as a consequence of the Mexican government's deciding to, due to the conduct of Entrada or Entrada Mexico, close the Facility permanently or for more than [**] consecutive business days. The provisions of this clause shall survive the termination or expiration of the Agreement.

     Entrada and Entrada Mexico represent and warrant that, to the best of their respective knowledge, except for Tricon's operations, no industrial assembly or manufacturing activities have been carried out in the Shared Occupancy Building and the real property on which it is constructed, and no industrial assembly or manufacturing activities have been carried out on the real property that are or will be the site of the First New Building or the Second New Building.

     Inmuebles Arizac, S. de R.L. de C.V. (the "LESSOR") represents and warrants that, to the best of its knowledge, no industrial assembly or manufacturing activities have been carried out on the real property that are or will be the site of the First New Building or the Second New Building.

     Entrada and Entrada Mexico jointly, and the Lessor severally represent and warrant that, to the best of their respective knowledge, neither has contaminated any part of the Facility or the real property on which it is constructed beyond the limits permitted by the applicable legal provisions, or have received notice that any environmental administrative proceedings were or have been commenced against, or with respect to, them.

     (10) Financing. CLIENT understands and acknowledges that Entrada may seek financing to provide the necessary capital to construct or operate the Facility and as a result thereof maybe required to assign or grant a security interest in the right to collect the Facility Fee to a third party lender in order to obtain the required financing. Accordingly, CLIENT hereby consents to such assignment of any accounts receivable with respect to the Facility Fee due to Entrada to any financial institution or third party lender, so long as CLIENT is notified in writing of such assignment. CLIENT further agrees to cooperate in providing said financial institution or third party lender reasonable financial information required in order to obtain said financing. Additionally, CLIENT agrees to execute all reasonable documents required by said financial institution or third party lender to effectuate and/or perfect said assignment. Entrada acknowledges and understands that nothing herein will be deemed to grant or authorize the granting of any security interest in CLIENT's Equipment, Materials, Products, tools, or other property located in the Facility or used by Entrada to fulfill its obligations under the Agreement.

     (11) Succession as Lessee. If CLIENT terminates the Agreement pursuant to
     Section 9 thereof as a result of a Bankruptcy Proceeding of, or a Material Breach by Entrada or Entrada Mexico, that occurs more than 12 months after the execution of the Agreement,, then, in the absence of the

     Lease Termination Circumstances, as defined and used in such Section 9, CLIENT will automatically, with no further instruments being required to be executed, succeed to: (a) all rights of lessee under the Lease for the First New Building and the Second New Building, and (b) all legal duties of lessee to Lessor under the Lease for the First New Building and the Second New Building, but only to the extent such duties arise on or after the effective date of CLIENT's succession as lessee under the Lease for the First New Building and the Second New Building.

     Until such succession by CLIENT to the rights and obligations of the lessee under the Lease for the First New Building and the Second New Building, Entrada and Entrada Mexico shall pay the rent when due under the Lease, shall be responsible for penalties for late payment, and shall abide by all other covenants, conditions, representations, promises and other agreements set forth in the Lease.

     CLIENT will not be required to pay the Facility Fee that would otherwise be applicable to the period after the effective date of CLIENT's succession as lessee under the Lease for the First New Building and the Second New Building.

     (12) Miscellaneous. Lessor hereby grants the option to Entrada Mexico, as lessee, to extend the term of the Lease, at any time and from time to time, in order to make it coterminous with the Agreement.

     In the event that Lessor wishes to sell a Facility, Lessor must first obtain the written consent of the purchaser to the terms and conditions of this Exhibit, and deliver it to CLIENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     (13) Lessor Consent. The undersigned Lessor executes this Exhibit for the sole purpose of evidencing its consent to the matters indicated above.

                                        CLIENT

                                        NxSTAGE MEDICAL, INC.


                                        By: /s/ Jeffrey J. Burbank
                                            ------------------------------------
                                        Its: President & CEO
                                        Date: 3/19, 2007


                                        ENTRADA

                                        ENTRADA PARTNERS LTD., a Texas Limited
                                        Partnership


                                        By: /s/ Paul Karon
                                            ------------------------------------
                                        Its: Global Factory, Managing Partner
                                        Date: 3/20, 2007


                                        ENTRADA MEXICO

                                        ENTRADA GROUP de MEXICO, S. de R.L. de

                                        C.V., a Mexican Corporation


                                        By: /s/ Paul Karon
                                            ------------------------------------
                                        Its:
                                             -----------------------------------
                                        Date: 3/20, 2007

LESSOR CONSENT

     The undersigned is the Lessor referred to in the foregoing and executes this document for the sole purpose of evidencing its consent to the matters indicated above.

Date: 3/22, 2007

                                        LESSOR


                                        INMUEBLES ARIZAC, S. de R.L. de C.V.


                                        By: /s/ illegible
                                            ------------------------------------
                                        Its: Legal Representative

                                  EXHIBIT "A-2"

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (THE "AGREEMENT") IS ENTERED INTO BY AND BETWEEN INMUEBLES ARIZAC, S. DE R.L. DE C.V., A MEXICAN COMPANY (THE "LESSOR") AND ENTRADA GROUP DE MEXICO, S. DE R.L. DE C.V., A MEXICAN COMPANY (THE "LESSEE"), ACCORDING TO THE FOLLOWING RECITALS AND CLAUSES:

                                    RECITALS

I.   LESSOR, through its legal representative, hereby states that:

     a. LESSOR is the legal owner of a tract of land (the "Land") and the improvements built on the Land (the "Building") (the Land and Building are collectively referred to as the "Property") located at the Fresnillo Industrial Park. Fresnillo, Zacatecas, Mexico (the "Industrial Park"). The Property and its total usable area are more fully described in Exhibit "A," attached hereto and made a part hereof for all purposes.

     b. The Property is zoned for light and medium industrial purposes by the competent authorities in Fresnillo, Zacatecas, Mexico. A Copy of Zoning License to be provided to CLIENT for review.

     c. LESSOR desires to lease the Building to LESSEE in accordance with the terms hereof.

     d. LESSOR's legal representative has sufficient capacity and authority to execute this Agreement. Copy of Lessor's Representative's Power of Attorney to be provided to CLIENT for review.

II.  LESSEE, through its legal representative, hereby states that:

     a. LESSEE desires to lease the Building from LESSOR in accordance with the terms hereof.

     b. LESSEE's legal representative has sufficient capacity and authority to execute this Agreement.

III. Both parties, through their legal representatives, hereby state that:

     a. This Agreement is being executed free from any and all consensual defects.

     b. The parties acknowledge their qualification as commercial entities in accordance with the Commercial Code of Mexico.

     BASED ON THE FOREGOING PREMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, LESSOR AND LESSEE AGREE AS FOLLOWS:

                                     CLAUSES

FIRST: THE PROPERTY.

     LESSOR shall deliver to LESSEE the temporary use and possession of the Building, in accordance with the terms hereof, and LESSEE shall accept the delivery of same and covenants and agrees, as more fully described herein, to use and enjoy the Building and, on a non-exclusive basis and in accordance with the rules and regulations, if any, applicable to the Industrial Park, the parking and other areas on the Property that are provided for the common benefit of occupants of the Building and such occupants' respective guests and invitees.

SECOND: USE AND ENJOYMENT OF THE PROPERTY.

     LESSOR states that it has clear, absolute and complete ownership of the Property, and LESSEE shall have the uninterrupted, quiet use and enjoyment of same.

     Similarly, LESSOR and LESSEE agree that, as provided in the Civil Code for the State of Zacatecas, this Agreement shall survive any ownership conveyance with respect to the Property or the foreclosure of any lien or mortgage of LESSOR and/or its assignees, transferees, successors and any and all other third parties in the chain of title of the Property, and that any default in payment of such liens or mortgages shall in no way prejudice the terms of this Agreement or any extensions hereof. Any amendments to such liens or mortgages or any new liens or mortgages covering all or part of the Property shall contain a provision acknowledging the existence, validity, priority and duration of this Agreement.

THIRD: DELIVERY OF THE PROPERTY.

     LESSOR shall deliver the Building to LESSEE on or about May 1, 2007 (hereinafter the date of "Initiation of the Lease").

     LESSOR represents and warrants that the Building is in compliance with the construction, urban development, zoning, environmental, construction density, and other applicable laws, codes, regulations, ordinances and norms.

FOURTH: USE OF THE PROPERTY.

     LESSOR acknowledges that LESSEE intends to use the Building as a location for the manufacture and assembly of the products (the "Production Operations") of its client (the "CLIENT") pursuant to a Shelter Agreement (the "Shelter Agreement") executed by the CLIENT, LESSEE and LESSEE's affiliate, Entrada Partners, a Texas limited partnership

     ("Entrada Partners"). The term "Building," as used herein with respect to CLIENT's obligations, means that portion of the edifice on the Property that is used for the Production Operations of CLIENT pursuant to the Shelter Agreement.

     LESSEE shall use the Building for its manufacturing, office and related operations and shall comply with all applicable laws and regulations with respect to the level of noise generated by the use of the Building.

FIFTH: LEASE PRICE.

     Beginning on the Initiation of the Lease, LESSEE shall pay monthly lease payments (such payments are referred to hereinafter as "lease payments" or "rent") equivalent to U.S. $[**] U.S. Cents) per square foot, plus the applicable value added tax. Taking into account that the Building has a total area of 35,780 square feet, as shown on the floor plan attached hereto as Exhibit "A-1," the total monthly rental is equal to U.S. $[**] U.S. Dollars), plus the applicable value added tax. The monthly rental amount shall be adjusted annually by an amount equal to the percentage increase, if any, in the cost of living for the preceding year based upon the U.S. Consumer Price Index-All Items-U.S. Cities Average, All Urban Consumers (1967=100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "CPI"). In the event the Index ceases to be published, the most comparable substitute (the "Substitute Index") will be used thereafter as selected by the mutual agreement of the parties. The lease payments will be paid in United States Dollars or Mexican Pesos, at the exclusive option of LESSEE. Lease payments in Mexican Pesos will be based on the official exchange rate published in the Diario Oficial de la Federacion on the date of payment.

     The lease payments shall be paid in advance, in monthly installments, no later than the [**] day of each month. All payments are to be made to LESSOR at the address of LESSOR set forth in Article Twenty-Third or at any other place indicated by LESSOR to LESSEE in writing. If any payment of rent or any other amount called for hereunder is not paid when due, it shall bear interest at the rate equal to the lesser of: (a) 1.5% per month, or (b) the maximum rate allowed by applicable law, from its due date until paid in full.

     LESSOR agrees to render to LESSEE formal Mexican invoices for the full amounts due in connection with this Agreement within [**] business days from the date of payment. The invoices must comply with all the legal and tax requirements and include a breakdown of the value added tax. In the event lease payments are made in U.S. Dollars, the corresponding invoices will additionally reflect the exchange rate used for converting U.S. Dollars to Mexican Pesos, in accordance with the terms described above.

SIXTH: TAXES AND UTILITIES.

     LESSEE shall be liable for payment of the value added tax that corresponds to the lease payments, and shall be entitled to refunds of said value added tax. In addition, LESSEE shall be obligated to pay to LESSOR, upon demand, all property taxes that become due after the Initiation of the Lease. LESSOR shall be liable for the income tax due on lease payments and other amounts derived under this Lease.

     LESSEE shall directly contract with, and pay for all service provided by, public utilities it may require for the use of the Building. LESSOR represents that all public utility services are available at the Building. Availability and sufficiency of utilities shall meet the requirements set forth by CLIENT and shall be confirmed by LESSOR and LESSEE. LESSOR and LESSEE shall represent that CLIENT shall not be responsible for any amounts owed to utilities prior to occupancy. The parties agree that LESSEE shall only be responsible for the connection of, and payment for, public utility services that it actually uses. Any capacity of public utilities acquired by LESSEE from the respective utility companies will be LESSEE's property to the extent allowed by applicable law, and therefore LESSEE may take such capacity or assign it to any individual or entity that it considers appropriate when this Agreement terminates.

SEVENTH: MAINTENANCE.

     During the term of this Agreement, the responsibility for maintenance, repairs and replacements with respect to the Building shall be governed by the following provisions:

     1. At or before the later of the Initiation of the Lease or its taking occupancy of the Building, LESSEE will have the right to inspect the Building thoroughly. LESSEE acknowledges and agrees that (i) LESSEE's payment of the first month's rent shall signify that the Building is in good sanitary order, condition and repair and is acceptable to LESSEE, and (ii) at LESSEE's sole cost and expense, it will keep the Building and every part thereof in good condition and repair including without limitation, the maintenance, replacement and repair of any storefront, doors, window casements, glazing, plumbing, (except concealed plumbing that is underground or within the walls or doors) pipes, electrical wiring and conduits, heating and air conditioning system (when there is an air conditioning system). LESSEE shall, upon the expiration or sooner termination of this Lease, surrender the Building to LESSOR in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of LESSEE excepted. Any damage to adjacent premises caused by LESSEE's use of the Building shall be repaired at the sole cost and expense of LESSEE, unless otherwise covered by applicable insurance. Damage to the Building or to adjacent premises caused by LESSOR, its agents, servants, invitees or employees, shall be repaired at the sole cost and expense of LESSOR, unless otherwise covered by applicable insurance.

     2. Notwithstanding the provisions of Clause Seventh (1) above, LESSOR shall repair and maintain the structural portions of the Building, including, but not limited to, the exterior walls, roof (including leaks) underground and concealed plumbing, power distribution connections and telecommunications infrastructure, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by LESSEE, its agents, servants, employees, invitees, or any damage caused by breaking and entering, in which case LESSEE shall pay to LESSOR the actual cost of such maintenance and repairs. LESSOR shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for an Unreasonable Time, as defined in the next paragraph, after written notice of the need of such repair or maintenance is given to LESSOR by LESSEE. Except as provided in Clause Ninth hereof, there shall be no abatement of rent and no liability of LESSOR by reason of any injury to or interference with LESSEE's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building.

          As used in the preceding paragraph, the term "Unreasonable Time" means
          (i) [**] calendar days with respect to repair work or maintenance that is necessary not to impair the ability to operate the Building in part or in whole, or (ii) [**] calendar days with respect to other repair work or maintenance.

EIGHTH: ALTERATIONS.

     LESSEE may not make any of the following modifications or alterations without the express written authorization of LESSOR, which authorization shall not be unreasonably withheld: (i) modify the basic structure of the Building, (ii) modify the external appearance or the basic utility services of the Building, or (iii) make any other alteration that involves piercing of the roof. All fixtures and/or equipment of any nature installed in the Building by LESSEE during the term of this Agreement, whether permanently affixed or not, shall continue being the property of LESSEE and will be removed thereby at the expiration or termination of this Agreement or any extension hereof, unless LESSEE elects to leave them as part of the Building. With the exception of items (i), (ii) and (iii) of the preceding sentence, LESSEE is hereby authorized to make alterations to the Building that are reasonably necessary to Lessee's business operations in the Building.

NINTH: LIABILITIES OF THE PARTIES.

     1. LESSEE and LESSOR shall each be responsible for damages to the Property and/or LESSEE's business caused by their own fault or negligence or that of their agents, employees, contractors, contractors' employees or visitors.

     2. In the event that LESSEE's occupancy or use of all or any part of the Property is interrupted as a result of an event (the "Dispossession Event") that is not caused by LESSEE, whether such interruption results from fire, natural disaster, destruction, eminent domain, other governmental action, or otherwise, LESSOR shall give LESSEE notice (the "LESSOR Election Notice") within 30 days after the Dispossession Event as to whether LESSOR intends to repair or rebuild the affected portion of the Property. If (a) LESSOR fails to give LESSEE the LESSOR Election Notice within 30 days after the Dispossession Event, (b) LESSOR notifies LESSEE that the affected portion of the Property will not be rebuilt or repaired or cannot be rebuilt or repaired within 120 days from the date of the Dispossession Event, or (c) if such rebuilding or repair is commenced but is not substantially completed within said 120-day completion period, LESSEE may terminate this Agreement by giving LESSOR written notice of LESSEE's decision to terminate within 30 days after LESSOR's failure to give the LESSOR Election Notice within the period mentioned above, LESSEE's receipt of LESSOR Election Notice or upon the expiration of such 120-day completion period, as applicable.

          If LESSOR states in LESSOR Election Notice that it will not rebuild or repair the affected portion of the Property, this Agreement shall immediately terminate as it relates to the affected portion of the Building, or in its entirety if all or substantially all the Building or its use is the subject of LESSOR Election Notice. In the event of termination pursuant to this paragraph, LESSEE agrees to pay, at the time of such termination the following amounts: (1) the entire accrued and unpaid rent, and (2) all other accrued and unpaid amounts payable by LESSEE hereunder.

          The rent payable by LESSEE with respect to the affected portion of the Building will be abated for the period of time that occupancy or use of each such affected portion of the Property is interrupted in the same proportion that such affected portion of the Building bears to the total area of the Building.

     3.   The parties to this Agreement agree as follows:

          a Any amounts required to be paid hereunder or under applicable law by LESSEE to LESSOR for damage to the Building shall be reduced by the amount of insurance proceeds paid to LESSOR as a result of such damage.

          b. Upon termination of this Agreement pursuant to the terms of this Clause Ninth, LESSEE shall be released and totally freed of all its obligations hereunder that have not accrued or been incurred prior to the date of receipt by LESSOR of LESSEE's written notice of termination. LESSOR shall immediately return to LESSEE any prepaid rent, unless LESSEE owes any amounts to LESSOR, in which case LESSOR may offset the amounts so owed by LESSEE.

TENTH. ENVIRONMENTAL REPRESENTATIONS.

     LESSOR represents and warrants to LESSEE as follows:

          a. That, to the best of LESSOR's knowledge, there are not any outstanding, pending or threatened orders, directives or other requirements of any governmental body having jurisdiction relating to compliance with environmental laws, regulations and norms at the Property or the presence of Hazardous Substances on the Property, and that LESSOR does not have any knowledge of, and is not now, and has not been, negotiating or otherwise corresponding in any manner with any governmental body having jurisdiction with respect to any alleged violation of environmental laws, regulations and norms relating to the Property.

          b. That, to the best of LESSOR's knowledge, during LESSOR's ownership, no substance (each, a "Hazardous Substance") that is a contaminant or other material deemed to be hazardous under the applicable environmental legal provisions have been stored, treated or disposed of by LESSOR or any other person or entity at, on or under the Property, and that there are no underground storage tanks on the Property.

          c. That a Phase 1 environmental study, attached hereto as Exhibit "B," has been carried out, and that no contamination beyond the limits permitted by the applicable legal provisions was detected.

          d. That, to the best of LESSOR's knowledge, until now, the only lessees of, and activities that have been carried out in the Property are listed in the document that is attached as Exhibit "C," and that none of them contaminated any part of the Property beyond the limits permitted by the applicable legal provisions, or had any environmental administrative proceedings commenced against, or with respect to, them.

          e. LESSOR covenants and agrees to indemnify LESSEE and save LESSEE harmless from and against all losses, costs, claims, demands, suits, actions, damages and expenses that LESSEE may sustain, incur or be or become liable for by reason or arising from the presence, clean up or removal of any Hazardous Substances that were introduced to, or existed on the Property prior to the effective date hereof, at, on or under the Property or arising from or out of the discharge of any Hazardous Substances into the environment or onto adjoining property, or compliance with any environmental laws, regulations and norms, including any clean up, decommissioning, restoration or remediation of the Property.

          f. From and after such date, if any, upon which CLIENT assumes the obligations of LESSEE under this Agreement, LESSOR covenants and agrees to indemnify LESSEE and save LESSEE harmless from and against all losses, costs, claims, demands, suits, actions, damages and expenses that LESSEE may sustain, incur or be or become liable for by reason or arising from the presence, clean up or removal of any Hazardous Substances that are introduced to, or exist on the Property subsequent to the effective date hereof, at, on or under the Property or arising from or out of the discharge of any Hazardous Substances into the environment or onto adjoining property, or compliance with any environmental laws, regulations and norms, including any clean up, decommissioning, restoration or remediation of the Property, due to actions or inactions of third parties other than third parties hired by LESSEE.

     LESSEE represents and warrants to LESSOR as follows:

          a. LESSEE is responsible for obtaining any and all environmental permits, authorizations and filing any preventive reports or environmental impact statements that are required by law in connection with its industrial activities carried out at the Property.

          b. LESSEE covenants and agrees to indemnify LESSOR and save LESSOR harmless from and against all losses, costs, claims, demands, suits, actions, damages and expenses that LESSOR may sustain, incur or be or become liable for by reason or arising from the presence, clean up or removal of any Hazardous Substances brought on, and released on, the Property by LESSEE during the term of the Lease, including any clean up, decommissioning, restoration or remediation of the Property, but only to the extent that such clean up, decommissioning, restoration or remediation is caused by LESSEE's bringing on to the Property or releasing Hazardous Substances.

ELEVENTH: THIRD PARTY OCCUPANCY.

     In the event of a default hereunder by LESSEE or in the event of an early termination of the Shelter Agreement by CLIENT, pursuant to Section 9 of the Shelter Agreement, which Section is incorporated herein by this reference, as a result of a Bankruptcy Proceeding of, or a Material Breach by Entrada or Entrada Mexico (as such terms are defined in the Shelter Agreement), that occurs more than 12 months after the execution of the Shelter Agreement, then, in the absence of the Lease Termination Circumstances, as defined and used in Section 9 of the Shelter Agreement, CLIENT will automatically, with no further instruments being required to be executed, succeed to: (1) all rights of LESSEE under this Lease, and (2) subject to the remaining provisions of this Clause Eleventh, all legal duties of LESSEE to LESSOR under the Lease, but only to the extent such duties arise on or after the effective date of CLIENT's succession to LESSEE.

     In the case of such succession, the CLIENT will substitute for LESSEE under the rules of novation, and LESSOR hereby agrees to such novation and shall consider the CLIENT as LESSEE for the remainder of the term of this Lease pursuant to its terms and conditions. Until such succession, Entrada Mexico shall pay the rent when due, shall be responsible for penalties for late payment, and shall abide by all other covenants, conditions, representations, promises and other agreements set forth in the Lease.

TWELFTH: INSURANCE.

     1. During the term of this Agreement, LESSEE will obtain and maintain in force, at LESSEE's expense, fire and casualty insurance issued by a reputable Mexican insurance company in an amount that represents the cost of the reconstruction of the Building pursuant to the legal provision in effect at the time of reconstruction.

     2. LESSEE will provide and maintain, or cause to be provided and maintained, a policy of general liability insurance covering the activities at the Building with minimum coverage limits of $1,000,000 per occurrence naming LESSEE and its parent and affiliate Companies, as appropriate, as beneficiaries and loss payees. In addition LESSOR shall be named as additional insured

     3. LESSEE and LESSOR waive any and all rights of subrogation against each other and against all contractors, subcontractors, materialmen, vendors, consultants, agents and employees of each other for insured damages and lost profits, including, but not limited to, damages sounding in civil liability, strict liability, warranty, negligence or strict products liability; provided, this provision shall not be effective if it prevents LESSEE'S ability to obtain appropriate insurance.

     4. LESSEE and the CLIENT shall obtain and maintain insurance to cover its personal property located at the Building.

     5. All the insurance provided in this clause shall be obtained and evidenced under valid and enforceable policies issued by insurers authorized to do business in Mexico and acceptable to LESSOR.

     6. All policies of property insurance herein provided shall designate LESSOR and LESSEE as the insured as their respective interests may appear in the covered property.

     7. In case of casualty that results in damage to, or destruction of the Building, LESSEE shall give written notice to LESSOR, which agrees to promptly file a claim under the appropriate insurance policy, and to pursue such claim to its conclusion diligently thereafter.

     8. The sum of insurance proceeds that are paid as a result of such damage or destruction, less any costs, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be used by LESSOR for the purposes of restoring, replacing, rebuilding or repair of the Building as nearly as possible to its original value, condition and character existing immediately prior to such damage or destruction to the extent LESSOR is obligated to restore or replace the Building pursuant to this Lease.

THIRTEENTH: TERM.

     The term of this Agreement shall be for a period of sixty (60) months, beginning on ________ __, 2007, and ending on ___________ __, 2012. LESSEE will have the option to extend the above term for as long as necessary to make it coterminous with the Shelter Agreement. LESSOR acknowledges that this Lease will continue in effect in its terms even if LESSOR should transfer title to the Property to a third party.

FOURTEENTH: SURRENDER OF THE PROPERTY.

     LESSEE shall, on the last day of the term of this Agreement or of its extension or upon early termination, surrender and deliver on the corresponding date the Building to the possession and use of LESSOR, without delay, in the same condition in which LESSEE received such, except for the normal wear and tear, and damage from causes beyond the reasonable control of LESSEE. All signs and inscriptions of similar nature installed by LESSEE shall be removed on or prior to the expiration of the term of this Agreement.

     All leasehold improvements, furniture, trade fixtures, machinery and business equipment installed by LESSEE shall remain as property of LESSEE and shall be removed by LESSEE no later than at the end of the term of this Agreement, as it may be extended, unless LESSEE at the expiration or termination of this Agreement or any extension hereof elects to leave them as part of the Building. LESSEE shall, at its own expense, repair all damages resulting from the installation and removal of such leasehold improvements, furniture, trade fixtures, machinery and business equipment.

FIFTEENTH: LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS.

     If at any time during the term of this Agreement or any extension of same, LESSEE fails to perform one or more of its obligations assumed in this Agreement, LESSOR, after [**] days written notice to LESSEE (or immediately and without notice in the case of emergency), and without waiving or releasing LESSEE from any of its obligations contained in this Agreement, may, but shall be under no obligation to, perform acts that LESSEE has agreed to perform in accordance to this Agreement. All reasonable sums paid by LESSOR in connection with the performance of any such obligations of LESSEE shall be payable by LESSEE to LESSOR on demand.

SIXTEENTH: LESSEE'S RIGHT TO PERFORM LESSOR'S COVENANTS.

     If at any time during the term of the Agreement or any extension of same, LESSOR fails to perform one or more of its obligations assumed in this Agreement, LESSEE after [**] calendar days written notice to LESSOR (or immediately and without notice in the case of emergency), and without waiving or releasing LESSOR from any of its obligations contained in this Agreement, may, but shall be under no obligation to, perform acts that LESSOR has agreed to perform in accordance to this Agreement. All reasonable sums paid by LESSEE in connection with the performance of any such obligations of LESSOR shall be payable by LESSOR to LESSEE on demand.

SEVENTEENTH: ENTRY ON THE PROPERTY BY LESSOR.

     LESSEE shall permit LESSOR and its authorized representative to enter the Building at all reasonable times, upon [**] notice, for the purpose of inspecting same and performing any necessary work therein, following reasonable notice by LESSOR, except in the case of any emergency, for which no notice will be required. Notwithstanding the above, LESSOR shall not in any way interfere with LESSEE'S operations when entering the Building.

EIGHTEENTH: HOLD HARMLESS.

     LESSOR agrees to indemnify, defend and hold LESSEE harmless against any liabilities, including fines and charges incurred by, or imposed on, LESSEE as a direct or indirect result of any act or omission of LESSOR.

     LESSEE agrees to indemnify, defend and to hold LESSOR harmless against any liabilities, including fines or charges incurred by, or imposed on, LESSOR as a direct or indirect result of any negligent act or omission of LESSEE.

NINETEENTH: SUBORDINATION.

     LESSEE agrees that this Lease and the entire interest of LESSEE hereunder are subject and subordinated to (a) all present mortgages, deeds of trust or other lien instruments affecting the Property that have been executed by LESSOR (each a "Current Lien"), and (b) each future mortgage, deed of trust or other lien instrument affecting the Property that is hereafter executed by LESSOR, and to which LESSEE hereafter gives its express written consent (each a "Future Lien"). In addition to the conditions of the immediately preceding sentence, the holder (the "Lienholder") of each Current Lien and of each Future Lien to which this Lease is acknowledged or agreed to be subordinate in accordance with this Article Nineteenth (each of such liens is referred to hereinafter as a "Lien") (i) must recognize LESSEE's rights under this Lease, and (ii) must agree that LESSEE's rights hereunder will not be disturbed as long as LESSEE is not in default hereunder beyond any applicable cure period. In the event of a sale or assignment of LESSOR's interest in the Building, or in the event of a foreclosure proceeding or exercise of the power of sale under any Lien affecting the Building, LESSEE shall attorn to the purchaser and recognize such purchaser as LESSOR. This paragraph, which will be binding on the CLIENT upon its succession to LESSEE's obligations pursuant to Article Eleventh, is self-operative and no further instruments are required to give effect to its terms.

     LESSEE acknowledges and agrees that LESSOR's interest under this Lease, including LESSOR's rights to collect lease payments and other amounts due under this Lease, may be assigned by LESSOR to a Lienholder, and LESSOR hereby authorizes and directs LESSEE to make all payments and to perform all its obligations hereunder as directed by the Lienholder in writing. LESSOR hereby relieves LESSEE from any liability to LESSOR by reason of following the directions of the Lienholder.

TWENTIETH: MODIFICATION TO THE CONTRACTUAL DOCUMENTS.

     Any modification, release or discharge of this Agreement or waiver of any of the provisions thereof, shall not be valid or obligatory, unless made in writing and signed by LESSOR and LESSEE. The parties agree that (a) no lease payments will be required or made hereunder more than 30 days in advance, and (b) unless otherwise provided herein, no modifications of this Lease will be effective, without the written consent of the Lienholder if any Lien is then in effect. For these purposes, LESSOR will give LESSEE and CLIENT written notice, in advance, of the existence and identity of any Lienholder and Lien.

TWENTY-FIRST: SOLE CONTRACTUAL DOCUMENT.

     The parties agree that this Agreement and the exhibits referenced herein contain all the obligations and agreements between the parties relating to the subject matter hereof, and, therefore, this Agreement is the sole contractual document executed between the parties relating to the subject matter hereof, and replaces any other agreement, either oral or written, between the parties relating to the subject matter hereof.

TWENTY-SECOND: APPLICABLE LAW AND JURISDICTION.

     This Agreement shall be subject to the provisions of the Civil Code of the State of Zacatecas, Mexico. LESSOR and LESSEE expressly agree to submit themselves to the jurisdiction of the competent courts of Fresnillo, Zacatecas, Mexico, waiving any other jurisdiction and law that might correspond by reason of their present or future domiciles or for any other reason whatsoever.

TWENTY-THIRD: NOTICES.

     All notices, demands and requests called for in this Agreement shall be made through writing and shall be deemed to have been properly given (i) upon the date of receipt, if served personally or (ii) upon date of receipt, if sent by overnight courier, with proof of receipt, addressed to LESSOR or LESSEE, as the case may be, at the respective addresses last designated by notice to the other party for that purpose. Until the parties designate other addresses, their addresses shall be as follows:

     LESSOR:         Inmuebles Arizac, S. de R.L. de C.V.
                     c/o Tunicco LLC
                     2200 E. River Road, Suite 105, Tucson, AZ 85718
                     Attention: Mr. Terry Klipp

     LESSEE:         At the Building
                     Attention: Mr. Douglas Wilson

     With copy to:   Mr. Paul Karon
                     Entrada Partners
                     236 Castano
                     San Antonio, Texas, 78209

TWENTY-FOURTH: TRANSLATION.

     This Agreement is prepared in English and Spanish. In case of inconsistencies, the English version will prevail.

     IN WITNESS WHEREOF, the parties are obligated in accordance with the terms of this Agreement, which is entered into on 3/20, 2007.

LESSOR:                                    LESSEE:

                                           ENTRADA GROUP DE MEXICO, S. de
INMUEBLES ARIZAC, S. de R.L. de C.V.       R.L. de C.V.


By: /s/ Terry Klipp                        By: /s/ Paul Karon
    ------------------------------------       ---------------------------------
Name: Mr. Terry L. Klipp                   Name: Mr. Paul Karon
Its: Legal Representative                  Its: Legal Representative

WITNESS:                                   WITNESS:


/s/ Kimberly O. Sloan                      /s/ Douglas Donahue
----------------------------------------   -------------------------------------
Name: Kimberly O. Sloan                    Name: Douglas Donahue
Address: 2200 E. River Road, #105          Address: 148 Morningside
         Tucson, AZ 85718                           San Antonia, TX 78209

EXHIBITS

Exhibit "A"     Site Plan of the Property

Exhibit "A-1"   Floor Plan of Building

Exhibit "B"     Copy of Phase 1 Environmental Study

Exhibit "C"     List of previous lessees and their activities in the Property

Exhibit A

Site Plan of NxStage Medical

[**]

Exhibit A-1 of Lease Agreement

"First New Building"

[**]

EXHIBIT B - COPY OF PHASE 1 ENVIRONMENTAL STUDY

Copy attached hereto.  Original retained by NxStage

                                     PHASE I
                          ENVIRONMENTAL SITE ASSESSMENT

              FOR THE EVALUATION OF POTENTIALLY HAZARDOUS MATERIALS

                    APPROXIMATELY 39.76 ACRES OF VACANT LAND
                           PARQUE INDUSTRIAL FRESNILLO
                        CARRETERA FRESNILLO-PLATEROS KM 2
                          FRESNILLO, ZACATECAS, MEXICO

                                  PREPARED FOR:

                                ENTRADA PARTNERS
                               236 W. CASTANO AVE.
                            SAN ANTONIO, TEXAS 78209


KAREN J. DOWNEY                                    /s/ KAREN J. DOWNEY
SITE INSPECTOR                                     -----------------------------
                                                   SIGNATURE


KIM MCLEAN, P.G.                                   /s/ KIM MCLEAN
PROJECT MANAGER                                    -----------------------------
                                                   SIGNATURE

                                FEBRUARY 15, 2007

                                  PREPARED BY:

                      (MCLEAN ENVIRONMENTAL SERVICES LOGO)

                             2002 SPRING FIELD ROAD
                              HOUSTON, TEXAS 77062

                   PHONE 281.286.0925     WWW.MCLEANENV.COM
                    FAX 281.280.0429    MCLEAN@MCLEANENV.COM

                                TABLE OF CONTENTS

1.0   Executive Summary..............................................................    1

2.0   Introduction...................................................................    3
      2.1   Purpose and Organization of Report.......................................    3
      2.2   Limitations..............................................................    3
      2.3   Information Sources......................................................    4

3.0   Site Overview..................................................................    5
      3.1   Site Location and Description............................................    5
      3.2   Legal Description........................................................    5
      3.3   Improvements on the Site.................................................    5
      3.4   Current Uses of the Site.................................................    5
      3.5   Past Uses of the Site....................................................    5
      3.6   Current and Past Uses of Adjoining Properties............................    5
      3.7   Site Map.................................................................    6

4.0   Historical Review..............................................................    7
      4.1   Property Ownership.......................................................    7
      4.2   Historical Aerial Photographs............................................    7
      4.3   Interviews...............................................................    7
      4.4   Previous Environmental Studies...........................................    8

5.0   Environmental Setting..........................................................    9
      5.1   Topography...............................................................    9
      5.2   Soils....................................................................    9
      5.3   Geology & Hydrology......................................................    9
      5.4   Groundwater..............................................................    9

6.0   Site Reconnaissance............................................................   10
      6.1   Hazardous Substances in Connection with Identified Uses..................   10
      6.2   Hazardous Substance Containers and Unidentified Substance Containers.....   10
      6.3   Onsite Storage Tanks.....................................................   10
      6.4   Indications ofPCBs.......................................................   10
      6.5   Indications of Solid Waste Disposal......................................   10
      6.6   Physical Setting Analysis - Migrating Hazardous Substances...............   10
      6.7   Other Conditions of Concern..............................................   11

7.0   Regulatory Review..............................................................   13
      7.1   Hierarchy of Regulations.................................................   14
      7.2   General Law of Ecological Equilibrium and Environmental Protection.......   15
      7.3   National Water Commission (CNA)..........................................   15

8.0   Findings, Opinions, Conclusions & Recommendations..............................   16
      8.1   Findings.................................................................   16
      8.2   Opinions.................................................................   16
      8.3   Conclusions..............................................................   16

      8.4   Recommendations..........................................................   16

9.0   Appendices.....................................................................   18

            APPENDIX A   FIGURES
            APPENDIX B   SITE PHOTOGRAPHS
            APPENDIX C   QUALIFICATIONS
            APPENDIX D   LETTER OF ENGAGEMENT
            APPENDIX E   GLOSSARY OF TERMS


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 1

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1.0  EXECUTIVE SUMMARY

PHASE I ENVIRONMENTAL SITE ASSESSMENT (ESA)

CLIENT:                    Entrada Partners
-------                    ----------------
PROPERTY:                  The subject property (hereinafter the Site) consists
                           of approximately 29.76 acres (12.044 hectares) of
                           vacant land situated within Parque Industrial
                           Fresnillo, located at Km. 2 Carretera
                           Fresnillo-Plateros, Fresnillo, state of Zacatecas,
                           Mexico.

INSPECTION DATE:           The Site was inspected on February 3, 2007, by Karen
                           J. Downey of McLean Environmental Services.

BRIEF ASSET DESCRIPTION:   The Site is approximately 29.76 acres of vacant,
                           unimproved land located within Parque Industrial
                           Fresnillo.

                           The Site is bordered on the northwest by Circuito
                           Fresnillo-Poniente, MG Electronics, Aircraft, and
                           Creaciones; on the northeast by Leche Lala, Corona, and Circuito Fresnillo Norte; on the southeast by vacant land and a university; and on the southwest by Circuito Fresnillo-Sur, and an electric transmission station, vacant land, and a residential subdivision across Circuito Fresnillo-Sur.

HISTORICAL REVIEW:         Information on the historical use of the Site was
                           obtained from an interview with Mr. Diego Delgado,
                           manager of environmental health and safety for
                           Entrada Group, and Mr. Angel Aguirre Campos, engineer
                           with Construccion y Mantenimiento Industrial Comain,
                           SA. de C.V. These gentlemen stated that Entrada Group
                           has owned Parque Industrial Fresnillo since 2004. At
                           that time of the purchase of the Site, three
                           companies had been located at the Site since
                           approximately 2000. Prior to current development as
                           an industrial park, the Site was vacant land owned by
                           the State of Zacatecas, Mexico.

                           There were no obvious recognized areas of environmental concern noted during the historical review.

AGENCY INFORMATION:        The following government agency was consulted: the
                           Instituto Nacional de Estadistica, Geografia e
                           Informatica (INEGI).

FINDINGS:                  The Site is located within an industrial park.

                           Numerous piles of discarded construction materials were observed

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 1

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
                           on the northwesternmost section of the Site during the inspection.

OPINIONS:                  According to Entrada Group representatives, the
                           occupants of the industrial park will be light
                           industrial, storage and distribution businesses. The
                           risk of environmental concern from planned operations
                           at the industrial park is considered de minimus.

                           According to Entrada Group representatives, the construction materials will be utilized in leveling areas of the Site prior to building construction. The risk of environmental concern from this discarded construction debris is considered de minimus.

                           The Site appears to have always been vacant land with no obvious, potential environmental concerns due to its past history.

CONCLUSIONS:               This assessment has revealed no evidence of
                           recognized environmental conditions in connection
                           with the Site.

RECOMMENDATIONS:           MES recommends no additional environmental studies at
                           this time.

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 2

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2.0  INTRODUCTION

     2.1  PURPOSE AND ORGANIZATION OF REPORT

          2.1.1 PURPOSE

          This Phase I Environmental Site Assessment (ESA) seeks to identify, to the extent feasible pursuant to the processes prescribed in Hie American Society for Testing and Materials (ASTM) Bulletin E 1527-00, recognized environmental conditions in connection with the Site.

          This Phase I ESA was prepared for the exclusive use oiEntrada Partners. This study is intended to be used in providing a baseline documentation of the current condition of the Site, and also to identify environmental liabilities, potential problems, or aesthetic concerns that might stem from current or past Site activities.

          2.1.2 SCOPE

          The study included a site visit, a review of site history and an assessment of the condition of the property. The information used in the assembling of this Phase I ESA was accumulated during a site visit; personal interviews; a review of aerial photographs; and a review of readily available federal, state, and local regulatory agency records.

     2.2  LIMITATIONS

     This ESA is written for the Site as is and does not take into account any future changes. While impossible to ever guarantee that a site is totally free of contamination, McLean Environmental Services (MES) believes that reasonable inquiry regarding the Site has been made and that further investigation for potential environmental liabilities not already identified is not warranted.

     Under no circumstances does MES accept responsibility for conditions at the Site, whether those conditions are identified in this report or not, to the extent that MES neither caused nor contributed to the conditions. MES is not responsible for the accuracy of information provided by others.

     This Phase I ESA has been prepared for the exclusive use and reliance oiEntrada Partners. The dissemination of this report or portions thereof to third parties without the written consent MES and Entrada Partners is prohibited. Reliance on the information and conclusions presented in this ESA by a third party is prohibited. MES assumes no liability or responsibility for the interpretation of this information, or any actions taken as a result of such interpretation, by any third party.

     The following limitations were encountered during the preparation of this assessment:


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 3

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
     Access Limitations                      Interiors of the buildings within
                                             the industrial park were not
                                             accessible. All dangerous chemical
                                             warehouses were locked and were
                                             only observed through chain-link
                                             fencing.

     Physical Obstructions to                None
     Observations

     Outstanding Information Requested       None

     Other                                   None

     Limitations and exceptions to the American Society for Testing and Materials (ASTM) Bulletin E1527-00 scope of work for the preparation of this assessment are as follows:

     Regulatory Agency Records are not readily available in Mexico.

     Historical information such as historical aerials, historical topographic maps and historical telephone directories area not readily available for this Site.

     The topographic map of the Site area was not readily available.

     The historical information presented in this report is generally limited by the extent of the knowledge of those persons interviewed. Government records (e.g., title searches) were not obtained.

     If additional pertinent information is discovered following submission of this report, it should be forwarded to MES for review and reevaluation of recommendations and conclusions.

     2.3  INFORMATION SOURCES

     Information on the historical use of the Site was obtained primarily from an interview with Mr. Diego Delgado, manager of environmental health and safety for Entrada Group, and Mr. Angel Aguirre Campos, engineer with Construccion y Mantenimiento Industrial Comain, S.A. de C.V. Government records (geologic and soil maps) were obtained from the offices of INEGI. In addition, information obtained during the on-site reconnaissance includes a review of Site records and visual information obtained and recorded in the form of photographs and notes.

     Surrounding land usage was determined by interviews and inspecting the perimeter of the Site.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 4

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3.0  SITE OVERVIEW

     3.1  SITE LOCATION AND DESCRIPTION

          3.1.1 LOCATION

          The Site is approximately 29.76 acres of vacant, unimproved land situated within Parque Industrial Fresnillo, located at Km. 2 Carretera Fresnillo-Plateros, Fresnillo, state of Zacatecas, Mexico. The exact location is denoted on the Site Location Map in Appendix A.

          3.1.2 DESCRIPTION

          The Site consists of approximately 29.76 acres of vacant, predominantly unimproved land and is irregularly shaped.

     3.2  LEGAL DESCRIPTION

     A legal description of the Site was not available.

     3.3  IMPROVEMENTS ON THE SITE

     At the time of the inspection, the Site was unimproved vacant land except for the initial stages of a building located southwest of Leche LaLa.

     3.4  CURRENT USES OF THE SITE

     The Site is vacant land situated within an industrial park.

     3.5  PAST USES OF THE SITE

     According to representatives of Entrada Group, the Site has always been vacant land.

     3.6  CURRENT AND PAST USES OF ADJOINING PROPERTIES

     The Site is bordered on the northwest by Circuito Fresnillo-Poniente and the developed portion of Parque Industrial Fresnillo; on the northeast by Leche Lala, Corona, and Circuito Fresnillo-Norte and Calle Plateros, followed by vacant land; on the southeast by vacant land and Zacatecas Polytechnic University; and on the southwest by Circuito Fresnillo-Sur, and an electric transmission station, vacant land, and a residential subdivision across Circuito Fresnillo-Sur.

     Leche Lala is milk distribution entity. The adjacent property occupied by Corona is a beer processing plant.

     Adjacent to the Site to the northwest are MG Electronics, Aircraft, and a vacant building that was occupied by Aramark.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 5

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     The names of the current occupants of the Parque Industrial Fresnillo and their activities are given in the following table:

          OCCUPANT                             ACTIVITY                   YEAR OF OCCUPATION
---------------------------   ---------------------------------------   ---------------------
Gilbarco Veeder-Root          Manufactures pumps for combustibles                2004
Tricon                        Manufactures injection plastics                    2005
MCA                           Electronics assembly                              2004-5
Electrex                      Assembles automotive electric harnesses            2006
MG Electronics                Manufactures harnesses for Sears                   2006
Aircraft                      Manufactures aeronautic parts                      2007
Talport                       Currently vacant                          [Will occupy in March
                                                                                2007]
Chata                         Assembles automotive harnesses                     2006
Bowles Fluidics Corporation   Produces windshield wiper fluids                 Mid-2006
Johnson Rubber Company        Manufactures injection plastics                  Mid-2006

     Between 2000 and 2005, Tymex occupied the Gilbarco building, producing athletic shoes. The building currently occupied by Electrex served as an employee dining hall for Tymex employees between 2000 and 2005. Between 2000 and November, 2006, Aramark, a company producing apparel, occupied the building that Talport has purchased and will occupy beginning in March, 2007.

     3.7  SITE MAP

     A site map is presented as Site Drawing in Appendix A. This shows major features of the Site and highlights any areas of potential environmental concern.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 6

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4.0  HISTORICAL REVIEW

     4.1  PROPERTY OWNERSHIP

     Information on the historical use of the Site was obtained primarily from an interview with Mr. Diego Delgado, manager of environmental health and safety for Entrada Group, and Mr. Angel Aguirre Campos, engineer with Construccion y Mantenimiento Industrial Comain, S.A. de C.V. Government records (i.e. title searches) were not obtained.

     According to Messrs. Delgado and Aguirre, Entrada Group acquired the Site in 2004 and developed the Site into Parque Industrial Fresnillo.

     4.2  HISTORICAL AERIAL PHOTOGRAPHS

     One historical aerial photograph (2005) of the Site was obtained from Google Images. The photograph depicts the perimeter of the industrial park and seven buildings within the park. To the north of the Site and within the industrial park, several commercial businesses are visible. To the east-southeast of the Site, Circuito Fresnillo-Norte, vacant land, Leche Lala, and the Corona facility are visible. To the southwest of the Site, Circuito Fresnillo-Sur, the university, vacant land, and a residential subdivision are visible.

     No obvious areas of environmental concern appear in this photograph.

     4.3  INTERVIEWS

     Mr. Diego Delgado, environmental health and safety manager with Entrada Group, was interviewed about the history and current status of the Site. Mr. Delgado has been with Entrada Group since 2004. He stated that up until 2000, the Site was vacant, undeveloped land owned by the State of Zacatecas. Mr. Delgado stated that in 2000 three companies began operations -- Tymex, Aramark, and Creaciones -- and that these entities were light industrial in nature. In 2004 Entrada Group purchased a tract of land that encompasses the Site and began development of the industrial park.

     Mr. Delgado stated that waste chemicals and hazardous materials are removed from the park periodically by two companies: Ecoquim of Escobedo and Dian Procesos Metalurgicos of Tlajomulco.

     Mr. Delgado knew of no past spills, leaks, releases, or storage of hazardous materials or chemicals on the Site.

     Mr. Delgado further stated that wastewater generated on the Site will be treated for disposal by the City of Fresnillo, water is provided by the City of Fresnillo, and electricity is provided by CFE. Most of the businesses that will occupy the industrial park are light industrial and/or distribution.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 7

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     4.4  PREVIOUS ENVIRONMENTAL STUDIES

     A Phase II Environmental Site Assessment of Parque Industrial Fresnillo was performed by Environmental Resources Management (ERM) on November 10, 2006. The study stated that ten soil samples were collected from five separate sampling locations and were analyzed for TPH, VOCs, PAHs, heavy metals, and PCBs. The study concluded that "TPH, VOCs, PAHs, and PCBs were not detected in any of the samples at concentrations above laboratory limits of quantification" and that "low concentrations of [heavy] metals were identified" in all samples but "at concentrations well below respective industrial comparison criteria."

     Mr. Delgado produced an Annual Certificate of Operation issued by SMARNAT to Entrada Group on March 15,2006, which stated that Parque Industrial Fresnillo was in compliance with fundamental regulations regarding its atmospheric, dangerous chemicals, emissions, and transference of contaminants for 2005.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 8

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5.0  ENVIRONMENTAL SETTING

     5.1  TOPOGRAPHY

     The topographic map of the Site area was not readily available.

     5.2  SOILS

     According to INEGI maps, the soils underlying the plant site are classified as Rendzina and Lithosols.

     The Site area consists of sedimentary and igneous rocks with soils formed by alluvial deposits of sand, gravel, and silt. Rendzina and lithosol soils typify northwestern Mexico. Rendzina soil has little depth (10-15 cm), lying directly on top of carbonaceous material.

     5.3  GEOLOGY & HYDROLOGY

     The state of Zacatecas is located in the Great Plains section of North America. The uppermost formations from which the parent materials of soils weather are of the Cretaceous and Tertiary periods. The sedimentary deposits slope gently toward the Gulf of Mexico. This section of the state of Zacatecas receives approximately 485 millimeters of precipitation annually, and annual temperature is 59.4 degrees F (15.4 degrees C).

     5.4  GROUNDWATER

     Groundwater for the Fresnillo, Zacatecas, area is typically encountered at depths of 300 meters. These water units would most likely not be impacted by releases from underground storage tank systems or surface spills.

     Flow direction in these units is highly variable but is generally toward the nearest down gradient water body (lakes, creeks, rivers, etc.) and can be approximated by observing the surface topography.

     Recharge areas for these perched aquifers are very local, and they can be influenced by surface development of impervious cover (buildings, parking lots, roads), major road construction (underpasses, utility trenches), and variations in annual rainfall.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                              PAGE 9

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6.0  SITE RECONNAISSANCE

Mr. Karen J. Downey of MES inspected the Site on February 3,2007. The interior and perimeter of the Site was inspected and the abutting properties were inspected from the Site and accessible right-of-ways. Observations presented below were indicative of the conditions of the Site at the time of the inspection. Site Photographs are presented in Appendix B.

The Site consists of approximately 29.76 acres (12.044 hectares) of undeveloped, vacant land located within Parque Industrial Fresnillo, Fresnillo, Zacatecas, Mexico.

     6.1  HAZARDOUS SUBSTANCES IN CONNECTION WITH IDENTIFIED USES

     No hazardous substances were observed at the time of the inspection.

     6.2  HAZARDOUS SUBSTANCE CONTAINERS AND UNIDENTIFIED SUBSTANCE CONTAINERS

     No hazardous substance containers or unidentified substance containers were observed on the Site at the time of the inspection.

     6.3  ONSITE STORAGE TANKS

     No storage tanks were observed on the Site during the inspection.

     No underground storage tanks or evidence of underground storage tank systems were observed on the Site.

     6.4  INDICATIONS OFPCBS

     Polychlorinated Biphenyl (PCB) compounds are coolants or lubrication oils formerly used in some electrical transformers, light ballasts, electrical panels or other similar equipment. The PCB content in electrical transformers has been divided into three categories by the EPA. Those units, which contain less than 50 parts per million (ppm), are defined PCB free and those units which contain between 50 ppm and 500 ppm of PCBs and are defined as PCB-Contaminated. Units with a PCB content greater than 500 ppm are classified as PCB-Containing.

     No electrical equipment was observed on the Site during the inspection.

     6.5  INDICATIONS OF SOLID WASTE DISPOSAL

     Piles of discarded construction materials were observed on the northwesternmost section of the Site during the inspection.

     6.6  PHYSICAL SETTING ANALYSIS - MIGRATING HAZARDOUS SUBSTANCES

     Hazardous materials released on the Site would likely be transported off site via rain runoff to the southeast of the Site.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                             PAGE 10

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     6.7  OTHER CONDITIONS OF CONCERN

               PITS, SUMPS, DRYWELLS AND CATCHBASINS

               No pits, drywells or catchbasins were noted.

               STORM WATER DRAINAGE

               Stormwater runoff will generally flow to the southeast of the Site. No standing water or apparent storm water problems were observed at the Site.

               SOIL STAINING OR DISCOLORATION

               No areas of soil staining or discoloration were noted on the Site.

               MEANS OF SITE ACCESS

               The Site is accessible from Circuito Fresnillo-Sur to the southeast of the Site and Circuito Fresnillo-Norte to the north of the Site.

               NATURAL FEATURES

               The Site contains no natural water bodies, streams/bayous, rare or unusual vegetation, erosion plains, springs, etc.

               LANDFILL, DUMPING OR DIRECT BURIAL ACTIVITY

               Numerous piles of discarded construction materials were observed on the northwesternmost section of the Site during the inspection.

               SURFACE IMPOUNDMENTS OR HOLDING PONDS

               No surface impoundments or holding ponds were observed on the Site.

               AIR EMISSIONS - WASTEWATER DISCHARGE

               No air emissions or wastewater discharges were observed on the Site during the inspection.

               INDUSTRIAL AND MANUFACTURING ACTIVITIES

               No industrial or manufacturing activities were observed on the Site during the inspection.

               MONITORING WELLS OR REMEDIAL ACTIVITIES


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
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               No monitoring wells or remedial activities were observed on the
               Site during the inspection.

               LEACHATE OR SEEPS

               No leachate or seeps were observed on the Site during the inspection.

               DEAD, DISTRESSED, DISCOLORED OR STAINED VEGETATION

               No areas of dead or distressed vegetation were observed on the Site during the inspection.

               CHEMICALS SPILLS OR RELEASES

               No obvious signs of chemical spills or releases were observed on the She during the inspection.

               SURFACE WATER CONTAMINATION

               No evidence of surface water contamination was observed on the Site during the inspection.

               OIL OR GAS WELL EXPLORATION, ABSTRACTION, OR REFINERY ACTIVITIES

               No oil or gas related operations were observed on the Site.

               CHEMICAL GASES, PETROLEUM PRODUCTS OR FOUL ODORS

               No chemical gases, petroleum product odors, or other foul odors were observed on the Site during the inspection.

               FARM WASTE CONCERNS

               No indications of farm waste concerns were observed on the Site.

               BULK CHEMICAL STORAGE AREAS

               No bulk chemical storage areas were observed on the Site during the inspection.

               OBSERVED RAILROAD SPURS AND ELECTRICAL TOWER TRANSMISSION LINE

               No electrical tower transmission lines or railroad spurs were observed on the Site.

               WATERWELLS, CISTERNS AND SEPTIC SYSTEM

               No waterwells, cisterns, or septic systems were observed on the Site.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                             PAGE 12

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               HEAVY EQUIPMENT

               A forklift was observed in the vicinity of the building construction.

               DISCHARGES, LEACHATE, MIGRATION, OR RUN-OFF OF POTENTIAL CONTAMINANTS FROM AN OFF SITE SOURCE ONTO THE SITE

               No evidence of discharges, leachate, or migration of potential contaminants from off-site sources onto the Site was observed during the Site inspection.

               WETLANDS, ARCHAEOLOGICAL, OR ENVIRONMENTALLY SENSITIVE AREAS

               There are no known wetlands, archaeological sites, or other types of environmentally sensitive areas at the Site.

               ASBESTOS CONTAINING MATERIALS

               No potential asbestos containing materials were observed on the Site during the inspection.

               RADON

               There does not appear to have been a radon survey at the Site.

               LEAD BASED PAINT

               No evidence of lead based paint was observed on the Site.

               FORMALDEHYDE FOAM INSULATION

               No evidence of formaldehyde foam insulation was observed at the Site at the time of inspection.

               LEAD IN DRINKING WATER

               Tests were not performed for lead in the drinking water.

7.0  REGULATORY REVIEW

The Mexican environmental regulatory program is found in Articles 4, 25, 27,73 and 115 of Mexico's Constitution, which establishes federal, state, and municipal jurisdictions in matters of environmental protection and empowers the federal Congress to promulgate environmental legislation.

The Mexican environmental authorities are:


29.76 ACRES OF VACANT LAND
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     -    Ministry of Environment, Natural Resources (SEMARNAP)

     -    National Institute of Ecology (INE)

     -    Attorney General for Environmental Protection (PROFEPA)

     -    National Water Commission (CNA)

     -    State and Municipal Environmental Authorities

SEMARNAP is the central organization that houses INE, PROFEPA and CNA. INE is the regulatory arm of SEMARNAP that is responsible for maintaining and publishing all environmental regulations. PROFEPA's purpose is to promote the decentralization of regulatory activities and to coordinate the implementation of federal environmental policies with state and municipal authorities. CNA has jurisdiction over water usage and discharges.

     7.1  HIERARCHY OF REGULATIONS

     The general hierarchy of environmental regulations is as follows:

     -    Regulations; and,

     -    Law;

     -    Technical Standard or NORM.

          7.1.1 GENERAL ENVIRONMENTAL LAW

          Mexican environmental legislation is based upon the General Law of Ecological Equilibrium and Environmental Protection (General Environmental Law), Regulations of the General Environmental Law, its Regulation, and the Official Mexican Norms (NORMs) for environmental matters. The provisions of this legislation are applied in the performance of inspections, execution of safety measures, determination of violations and their sanctions, and administrative procedures for appeals under these regulations.

          7.1.2 REGULATIONS OF THE GENERAL ENVIRONMENTAL LAW

          The Regulations supplement and expand upon the General Environmental Law in the respective media. These regulations are intended to establish clear administrative mechanisms and procedures to fulfill the mandates of the General Environmental Law. The Regulations, consistent with the provisions of the General Environmental Law establish the jurisdiction of Mexico's environmental authorities, create specific legal requirements to be met, and detail sanctions and administrative recourse for noncompliance in each area. The Regulations also contain licensing, permitting, manifesting, and reporting requirements within their respective scope.

          7.1.3 NORMS


29.76 ACRES OF VACANT LAND
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          NORMs are the technical standards. The standards rely upon quantitative ecological technical standards and ecological criteria to determine compliance. To date, approximately 150 environmental NORMs have been issued under the General Environmental Law, its Regulations, and the Law of National Waters and its Regulation.

     7.2  GENERAL LAW OF ECOLOGICAL EQUILIBRIUM AND ENVIRONMENTAL PROTECTION

     The modern Mexican environmental legal regime is founded upon the General Environmental Law, which went into effect March 1, 1988 and superseded prior environmental laws. The General Environmental Law is a comprehensive environmental statute addressing the full spectrum of environmental issues including pollution in all media, natural resource conservation, environmental impact and risk assessment, ecological zoning, and sanctions.

     The General Environmental Law is federal in scope and, in the absence of state and municipal regulations, applies to all natural resource and environmental protection issues in Mexico. It establishes the respective jurisdictions, as discussed above, and the duties of federal, state, and municipal environmental authorities in environmental policy and enforcement.

     SEMARNAP, through INE and PROFEPA, and in conjunction with the state and municipal environmental authorities, is required to apply, implement, and enforce the provisions of the General Environmental Law, its regulations and NORMs and, where applicable, the local environmental laws and ordinances.

     7.3  NATIONAL WATER COMMISSION (CNA)

     Jurisdiction over water usage and discharges was delegated to CNA, formerly an agency of the ministry of Agriculture and Hydraulic Resources. The delegated powers include standard setting, use and discharge permitting, and enforcement of industrial water practices involving federal waterways, i.e., lakes, rivers, and federal canals. CNA administers the 1992 Law of National Waters, its 1994 Regulation, and the existing technical norms. Industrial discharges to municipal sewers and/or treatment systems are generally subject to the Federal NORMs and are regulated by the particular municipality.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                             PAGE 15

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8.0  FINDINGS, OPINIONS, CONCLUSIONS & RECOMMENDATIONS

     8.1  FINDINGS

     MES has performed a Phase I Environmental Site Assessment in conformance with the scope and limitations of ASTM Practice E 1527-00 of the approximately 29.76 acres of vacant land located in Parque Industrial Fresnillo, Fresnillo, Zacatecas, Mexico. Any exceptions to, or deletions from, this practice are described in Section 2.0. This assessment has revealed the following evidence of suspect recognized environmental conditions in connection with the Site:

     The Site is located within an industrial park.

     Numerous piles of discarded construction materials were observed on the northwesternmost section of the Site during the inspection.

     Suspect recognized environmental conditions are defined as information obtained during the preparation of this Phase I Environmental Site Assessment suggesting the presence of any hazardous substances or petroleum products at a property that, in the opinion of the environmental professional, may indicate an existing release, past release, or material threat of a release of any hazardous substances or petroleum products into structures on the Site or into the ground, groundwater, or surface water of the Site. Upon further evaluation by the Environmental Professional, the identified suspect environmental condition may or may not be determined to be a Recognized Environmental Condition.

     8.2  OPINIONS

     The following opinions on the suspect environmental conditions are offered by the environmental professional conducting this Phase IESA:

     According to Entrada Group representatives, the occupants of the industrial park will be light industrial, storage and distribution businesses. The risk of environmental concern from planned operations at the industrial park is considered de minimus.

     According to Entrada Group representatives, the construction materials will be utilized in leveling areas of the Site prior to building construction. The risk of environmental concern from this discarded construction debris is considered de minimus.

     The Site appears to have always been vacant land with no obvious, potential environmental concerns due to its past history.

     8.3  CONCLUSIONS

     This assessment has revealed no evidence of recognized environmental conditions in connection with the Site.

     8.4  RECOMMENDATIONS


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                             PAGE 16

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     MES recommends no additional environmental studies at this time.


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                             PAGE 17

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9.0  APPENDICES

          APPENDIX A   FIGURES

          APPENDIX B   SITE PHOTOGRAPHS

          APPENDIX C   QUALIFICATIONS

          APPENDIX D   LETTER OF ENGAGEMENT

          APPENDIX E   GLOSSARY OF TERMS


29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO                                             PAGE 18

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                                   APPENDIX A

                                     FIGURES

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO

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                                  (SITE PLAN)

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FRESNILLO, ZACATECAS, MEXICO

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                                     (MAP)

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                                    (GRAPHIC)

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                                   APPENDIX B

                                Site Photographs

29.76 ACRES OF VACANT LAND
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FRESNILLO, ZACATECAS, MEXICO

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PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
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                                   APPENDIX C

                                 QUALIFICATIONS

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO

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KIM WILLIAM MCLEAN

TITLE Environmental Geologist/President

EDUCATION

BS, Geology, Louisiana State University -1979

PROFESSIONAL REGISTRATIONS/LICENSES

Licensed Geologist - License # 914 - Texas Board of Professional Geoscientists Licensed Asbestos Inspector - License # 60-0259 - Texas Department of Health Licensed Asbestos Management Planner - License # 20-5408 -Texas Department of Health Certified 40-Hour OSHA Hazardous Waste Operations
Certified Moid Assessor - Environmental Assessment
Association Registered Petroleum Geologist #3881 - American Associate of Petroleum Geologist
Registered Environmental Assessor - California Environmental Protection Agency Registered Professional Geologist - State of Tennessee
Certified Environmental Inspector - Environmental Assessment Association

PROJECT EXPERIENCE

- Managed the assessment division of SSCI which included all Phase I environmental site assessments nationwide. Wrote or managed over 2,500 Phase I site assessments on commercial, residential, industrial and raw land in 44 states and Mexico. Clients included asset management firms, real estate agencies, developers, banks, law firms, the RTC, the FDIC, and other government agencies.

- Managed Phase II and Phase III projects throughout the United States. Projects included lead- paint surveys; PCB surveys; hazardous and non-hazardous waste disposal; underground storage tank removal; wetlands research; monitor well placement; soil and groundwater sampling; subsurface mapping and interpretation of analytical results.

- Managed the closure of hazardous sites in Texas, Louisiana, Florida and California.

- Conducted Environmental, Safety, and Industrial Hygiene audits on drilling rigs (on and offshore) for Petroleos Mexicanos (PEMEX) Exploration and Production in southern and eastern Mexico.

-    Conducted or managed over 1,500 limited and comprehensive asbestos surveys.

- Installed or managed the installation of over 300 soil borings, Geoprobes, and groundwater monitor wells.

- Coordinated and negotiated site closures with clients, service companies, field personnel and regulatory agencies such as the Louisiana Department of Environmental Quality, Texas Natural Resources Conservation Commission, California Water Quality Control Board, and others.

29.76 ACRES OF VACANT LAND
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FRESNILLO, ZACATECAS, MEXICO

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-    Provided interoffice support to clients, including site assessment review, technical evaluation of conclusions and recommendations, and technical recommendations on contamination delineation and remediation.

PROFESSIONAL SOCIETIES AND AFFILIATIONS

Past President - Texas Association of Environmental Professionals
Member - National Association of Environmental Professionals
Member - Texas Association of Environmental Professionals
Member - American Indoor Air Quality Council
Member - Houston Geological Society
Professional Experience

MCLEAN ENVIRONMENTAL SERVICES
Houston, Texas
March, 1997 to Present

PRESIDENT

- Manage all Phase I environmental site assessments in the United States and South America.

-    Manage all Phase II and Phase III projects.

- Responsible for customer relations, marketing, and business development of national and international accounts.

- Responsible for the preparation and submittal of technical proposals to government entities and private industry.

SEPARATION SYSTEMS CONSULTANTS, INC.
Houston, Texas
May 1991 to February, 1997

BUSINESS DEVELOPMENT/DIVISION MANAGER

- Managed the assessment division which included all Phase I environmental site assessments nationwide.

-    Managed all Phase II and selected Phase III projects.

- Responsible for customer relations, marketing, and business development of national and international accounts.

- Responsible for the preparation and submittal of technical proposals to government entities and private industry.

- Managed large environmental construction projects. Duties included contract negotiation and execution, project planning, budget monitoring, scheduling, staffing, regulatory compliance, change order negotiation and report preparation. Clients included the Army Corps of Engineers, various banks, asset management firms, and attorneys.

- Managed the training division which provided hazardous material (HAZWOPER), RCRA, underground storage tank (initial and refresher), lead awareness, and health and safety training.

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO

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-    Responsible for development of promotional materials for trade shows and corporate advertising.

- Implemented and responsible for the maintenance of a company-wide Novell network.

- Established and implemented a systematic process for customer follow up. Instrumental in obtaining customer feedback and coordinating the implementation of substantive changes as a result of feedback.

REGENT PETROLEUM, INC.
Lafayette, LA
April 1986-May 1991

VICE PRESIDENT

-    Marketed drilling prospects in the Gulf Coast region.

-    Raised venture capital for drilling prospects and royalty acquisition.

-    Reviewed division orders, working interest contracts, and mineral leases.

-    Managed disbursement of production proceeds for offshore investors.

-    Generated drilling prospects.

-    Evaluated working interest purchases.

-    Testified before the Louisiana Department of Natural Resources

- Conducted research in the Louisiana Department of Conservation and various courthouses throughout Louisiana, Arizona, California, Mississippi and Alabama.

DYNAMIC EXPLORATION
Lafayette, LA
February 1981 -April 1986

EXPLORATION GEOLOGIST

-    Marketed drilling prospects in the Gulf Coast region.

-    Generated drilling prospects.

-    Evaluated working interest purchases.

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO

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KAREN J. DOWNEY

TITLE Environmental Consultant

EDUCATION

M.S., Environmental Science University of Houston-Clear Lake - 2001 B.S., Environmental Science University of Houston-Clear Lake -1997 A.A.S., Court Reporting
Alvin Community College -1981

PROFESSIONAL REGISTRATIONS/LICENSES

Army Corps of Engineers Wetland Delineator Certification training (38 hours) Texas Engineering Extension Service, Texas A&M: Fundamentals of Environmental Sampling and Analysis

PROFESSIONAL SOCIETIES AND AFFILIATIONS

Society of Wetland Scientists
Texas Association of Environmental Professionals
National Court Reporters Association

PROFESSIONAL EXPERIENCE

MCLEAN ENVIRONMENTAL SERVICES
Houston, Texas
February, 1998 to Present

- Contract work, performing Phase I Environmental Site Assessments, U.S. and Mexico. Responsibilities include environmental background research; interpretation of topographical maps, soil surveys, and aerial photographs; interviewing property owners; and preparing complete report.

-    Soil sampling at industrial properties in Mexico.

- Performing wetlands determinations and delineations, development of wetlands mitigation plans for clients, and preparation of Section 404 permit.

ECLIPSE ENVIRONMENTAL

Houston, Texas
August, 1998 - Present

- Sole proprietor, performing wetlands determinations and delineations, preparing complete report, client contact, contract bidding, billing.

ALVIN COMMUNITY COLLEGE

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO

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Alvin, Texas
August, 1984 - Present

- Instructor of English grammar, punctuation, and transcript preparation and court reporting skills building.

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO

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                                   APPENDIX D

                              Letter of Engagement

29.76 ACRES OF VACANT LAND
PARQUE INDUSTRIAL FRESNILLO                        ENVIRONMENTAL SITE ASSESSMENT
FRESNILLO, ZACATECAS, MEXICO

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January 29, 2007

Entrada Partners
c/o Mr. Paul Karon
236 W. Castano Ave.
San Antonio, Texas 78209

RE: Phase I Environmental Site Assessment Proposal Three-20 acre Tracts of Vacant Land Industrial Park Fresnillo, Zacatecas, Mexico

Dear Mr. Karon:

In accordance with your request, McLean Environmental Services (MES) is pleased to submit this proposal to Entrada Partners for a Phase I Environmental Site Assessment (ESA) on the above referenced property.

INTRODUCTION

The purpose of this proposal is to define the scope of work, cost, limitations, and terms and conditions associated with completing a Phase I ESA on the above referenced site. To the extent commercially practicable the Phase I ESA will be prepared in accordance with the standards and procedures of the American Society for Testing and Materials (ASTM) Standard Practice for Environmental Site Assessments, Designation E 1527-00.

The objective of the Phase I ESA is to evaluate historical and present uses of the site for evidence of impacts by hazardous substances. This Phase I ESA will be conducted by an environmental professional under standards of good commercial and customary practices that constitute "all appropriate inquiry into the previous ownership and uses of the property" as defined in 42 USC Section 9601
(35) (B).

BACKGROUND

MES understands there are multiple tracts of vacant land to be investigated which total approximately 60 acres and is located in an industrial park in Fresnillo, Zacatecas, Mexico.

SCOPE OF WORK

The scope of work for this Phase I ESA includes the following components:

-    Review of Existing Data and Records

-    Site Reconnaissance

-    Interviews

-    Findings Evaluation and Report Preparation

-    Project Management

2002 SPRING FIELD ROAD
HOUSTON, TX 77062
PHONE: (281) 286-0925                               E-MAIL: MCLEAN@MCLEANENV.COM
TAX: (281) 280-0429                                  WEB PAGE: WWW.MCLEANENV.COM

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Phase I Environmental Site Assessment Proposal
Three-20 acre Tracts of Vacant Land
Industrial Park
FresnMo, Zacatecas, Mexico
Page 2

LIMITATIONS

The Phase IESA is a limited inquiry into the environmental characteristics of the property. It includes an opinion on the existence of regulated environmental contamination (e.g., hazardous substances) by an environmental professional based upon an examination of readily available public and facility records, interviews with people knowledgeable about the site, and a site visit.

This ESA does not include any sampling or analyses unless authorized as Additional Services. Furthermore, the location of or identification of undocumented buried tanks or concealed wastes, hidden conditions, and subsurface conditions are not included.

COST AND DELIVERY

The cost to complete the outlined scope of work on the referenced property is $[**] (USD). This is a lump sum fee, due upon receipt of and will include three copies of the report. In the event of the cancellation of this project, Entrada Partners agrees to reimburse MES for all expenses incurred.

MES agrees to complete and deliver the reports within 3 weeks from receipt of authorization to proceed. If the terms and conditions meet with your approval, please sign below and return as soon as possible. I appreciate the opportunity to be of service to you.

Submitted by,                        Accepted by,

MCLEAN ENVIRONMENTAL SERVICES        ENTRADA PARTNERS


By: /s/ Kim McLean                   BY /S/ ILLEGIBLE            FEB. 1, 2007
    -------------------                 ----------------             DATE
    Kim McLean

2002 SPRING FIELD ROAD
HOUSTON, TX 77062
PHONE: (281) 286-0925                               E-MAIL: MCLEAN@MCLEANENV.COM
TAX: (281) 280-0429                                  WEB PAGE: WWW.MCLEANENV.COM

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                                   APPENDIX E

                                Glossary of Terms

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                                GLOSSARY OF TERMS

PROFEPA

PROFEPA is the Mexican environmental inspection and enforcement authority. PROFEPA reports to the Secretary of Environmental Media, Natural Resources and Fisheries (SEMARNAP).

HAZARDOUS WASTE

Congress defined the term "hazardous waste" in Section 1004(5) of RCRA as a "solid waste, or combination of solid wastes, which because of its quantity, concentration, or physical, chemical, or infectious characteristics may: (1) Cause, or significantly contribute to an increase in mortality or an increase in serious irreversible, or incapacitating reversible, illness or; (2) Pose a substantial present or potential hazard to human health or the environment when improperly treated, stored, transported, or disposed of, or otherwise managed."

MAQUILADORA

Maquiladoras are Mexican manufacturing and assembly plants that are owned by foreign parent companies. Under Mexico's maquiladora program, foreign parent companies, of which most are in the U.S., export raw materials and partially assembled components "in-bond" (tariff free) to their maquiladora plants for final assembly. Under the current system, the finished goods produced at the Mexican facility can then be exported with tariffs imposed only on the value added to the material during the processing steps that occurred in Mexico. Mexican law requires that hazardous wastes generated from "in-bond" raw materials in the maquiladora plants either (1) be exported to the country of origin for management, or (2) be nationalized. Nationalization, whereby the waste could remain in Mexico, has been used rarely. Therefore, most hazardous wastes from "in-bond" raw materials produced by maquiladora plants are sent back to the U.S. Such wastes include acids, bases, liquids containing heavy metals, metal-plating wastes, organic solvents, and cyanide wastes.

NATIONAL ECOLOGICAL INSTITUTE (INE)

INE is the Mexican environmental authority responsible for issuing hazardous waste export permits. The Mexican export permit is known as a Guia Ecologica (Ecological Guide). INE reports to the Secretary of Environmental Media, Natural Resources and Fisheries (SEMARNAP).

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                                  END OF REPORT

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EXHIBIT C - LIST OF PREVIOUS LESSEES AND THEIR ACTIVITIES IN THE PROPERTY

No prior lessees known.

                                   EXHIBIT "B"

                                     ENTRADA
                            SHELTER PROGRAM SERVICES

Entrada and Entrada Mexico will provide to CLIENT the following services, as well as other related incidental services, pursuant to the Shelter Services Agreement of which this Exhibit is a part for which no consideration other than the Shelter Program Service Fee will be paid (except for the reimbursement of certain out-of-pocket expenses and costs as contemplated in this Agreement).

Accounting

     - Responsible for all Mexico accounting requirements (CLIENT is responsible for any internal cost accounting for its operation)

     -    Transact and administer currency exchange

     -    Responsible for all banking matters in Mexico

     - Responsible for tax reporting, declarations and remittances with appropriate Mexican governmental agencies including company income tax declarations, value added tax, and employer related taxes, within the periods required by applicable law

     - Recover Mexican value added tax and credit to CLIENT an amount equal to the funds that CLIENT provided in advance for Entrada Mexico's timely payment of value added tax

     -    [**]

Administration Services in Mexico

     -    Responsible for acquisitions of all Mexico permits

     - Consult with CLIENT to assure facility compliance with all local laws and regulations

     -    Manage all inspections with Mexican governmental agencies.

     -    [**]

Environmental, Health and Safety

     -    Coordination of environmental impact studies, if required.

     - Securing of hazardous waste permits or material permits, the Licencia de Funcionamiento, the Informe Preventivo and the Cedula de Operacion. or any other permit required for CLIENT's operations. [**]

     - Advice on, and assistance in complying with, Mexican environmental laws and regulations

     - Coordination of the removal / disposal of hazardous wastes and scrap materials as well as the preparation of the documents required to affect the removal/disposal of such items. [**]

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     -    Coordination of translation of environmental related documents, such as MSDS sheets, if such translation is required by CLIENT or Mexican laws. [**]

     -    Provide Industrial Safety Training

     - Advice on, and assistance in complying with, Mexican occupational health and safety laws and regulations

Facility Management

     -    Oversee facility improvements of CLIENT 's production area

     -    Responsible for maintenance and repair of manufacturing space
          (building)

     - Liaison with local utility companies(systems design is Client's responsibility)

     - Provide cleaning services for facility offices, cafeteria and bathrooms

     -    Provide exterior landscaping and grounds keeping services

     -    [**]

     -    Provide around the clock, external security for the facility

     -    Fumigation and pest control for facility

     - Trash Collection coordination and disposal, on the understanding that the collection of production floor waste will be collected from the dumpsters designated by Entrada to that effect.

Government and Community Relations

     - Responsible for all interface with local, state and government authorities [**]

Human Resource Management

     - Staffing: Recruitment, screening and contracting of Mexican personnel (training of the workforce is CLIENT 's responsibility)

     -    Compensation & Benefits: consulting and administration

     -    Personnel administration & Workplace policies

     -    Labor Relations: Union and Employee

     - Coordination of government programs, available for workers including housing, day care and adult education

     -    [**]

     -    [**]

     -    [**]

     -    [**]

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Import/Export Management

     Cross Border Logistics:

     - Coordination of consolidation and staging of shipments from Laredo, Texas to Mexican facility and from Mexican facility to Laredo, Texas

     - Contracting and coordination of carriers providing ground, full trailer and LTL, air and rail transportation between Laredo, Texas and Mexican facility (Note: A CLIENT representative shall be present to instruct Entrada Mexico regarding how to load and unload the and equipment at the Facility in Fresnillo. [**]

     - Assisting US and Mexican customs brokers to clear shipments through Mexican and U.S. Customs

     -    [**]

     -    [**]

     U.S. Customs

     - Recommendation to CLIENT of U.S. Customs Broker. CLIENT is the U.S. Importer of Record.

     - Collaborate with CLIENT's U.S. Customs Broker and U.S. Customs Specialist to secure appropriate tariff classifications for CLIENT 's products

     -    Provide CLIENT overview of product qualification process

     -    Coordinate special importations, bonded shipments, etc.

     - Assist CLIENT and U.S. Customs broker obtain rulings from U.S. Customs for marking of products and packaging and obtain marking waivers from U.S. Customs

     Mexican Customs and In-Bond Administration

     - Responsible for contracting and managing relationship with Mexican customs broker. Entrada Mexico is the Mexico importer of record.

     - Responsible for administration of the maquila or in-bond program and all related government permits

     - Responsible for compliance with Mexican Customs provisions, including Anexo 24

MRO Purchases & Accounts Payable Management

     Responsible for all Accounts Payable in Mexico to Mexican vendors other than those purchases related to CLIENT's Bill of Materials (raw materials). [**]

On-Site Medical and Urgent Care

     [**]

Payroll Management

          Responsible for Time & Attendance activities

     -    Process and payment of weekly payroll

     - Process and payment of all employee benefits including vacations and bonuses

     - Prepare, submit and all required employer payments to federal and state agencies e.g. Seguro Social, Infonavit etc.

ENTRADA GROUP, a Texas Limited            CLIENT
Partnership


By: /s/ Paul Karon                        By: /s/ Jeffrey H. Burbank
    -----------------------------------       ----------------------------------
Its: Global Factory, Managing Partner     Its: President & CEO


Entrada Group de Mexico


By: /s/ Paul Karon
   ------------------------------------
Its: Legal Representative

                                    EXHIBIT C

                     SHELTER PROGRAM SERVICE FEES AND COSTS

          The Fees and Costs called for in the Shelter Services Agreement of which this Exhibit is a part (the "Agreement"), will be the sum of: (a) the Shelter Program Service Fees, as calculated below with respect to the number of Workers in the Workforce, (b) the Facility Fee and (c) the Reimbursable Costs, as hereinafter defined and as called for in the Agreement.

2) Shelter Program Service Fee Calculation. The Shelter Program Service Fee will be calculated by multiplying (i) the Shelter Program Service Fee rate ("Service Fee Rate") set forth in the following chart for the highest number of Workers (the "Headcount") in the Workforce during any single day of a week for which the Shelter Program Service Fee is payable, by (ii) the total number of hours for which Workers are paid during the week to which the invoice is applicable. The shelter fee, while the operation is housed in the Tricon facility shall be $[**] per week regardless of headcount. Once the new facility is ready for occupancy, the fee schedule shown below will take effect. The shelter fees shall be tiered such that Fee Schedule 1 applies while NxStage occupies 35,000 square feet; Fee Schedule 2 applies if NxStage is occupying a minimum of 70,000 square feet.

                         Shelter Plan Service Fee Chart

                      Shelter Program   Shelter Program
                       Service Fee        Service Fee
                       U.S.$ / Hour      U.S.$ / Hour
     Headcount        At 35,000 Sq Ft   At 70,000 Sq Ft
-------------------   ---------------   ---------------
      1-[**]               [**]              [**]
     [**]-[**]
     [**]-[**]             [**]              [**]
     [**]-[**]             [**]              [**]
     [**]-[**]             [**]              [**]
For every employee         [**]              [**]
    > [**] and
    up to [**]

Economic Related Adjustments. Subject to the terms hereof, the Service Fee Rate will be adjusted annually at the end of each calendar year beginning on December 31, 2007 by the amount of the percentage increase (or decrease), if any, in the cost of living from the commencement of the applicable calendar year based upon the U.S. Consumer Price Index - All Items - U.S. Cities Average, All Urban Consumers (1967 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "CPI"). In the event the Index ceases to be published, the most comparable substitute (the "Substitute Index") will be used thereafter as selected by the mutual agreement of the parties.

Reimbursable Costs. All reasonable costs and expenses incurred by Entrada in the performance of its duties under this Agreement, such as those identified in Exhibits "D" and "E" attached hereto and incorporated herein and in this Section 2, shall be reimbursed by Client in accordance with this Section 2, except for those costs and expenses that will be borne by Entrada pursuant to the terms of this Agreement, including but not limited to, those costs and expenses identified in the Agreement and Exhibit A. Before incurring any costs and charges that shall be reimbursed by Client, Entrada must obtain the written consent of Client. Client's On-Site Representative may approve any costs and expenses up to a threshold amount that is notified to Entrada in writing from time to time, except for those routine and recurring expenses, such as freight, for which no prior authorization from Client shall be required. Initially, such threshold amount for each requisition or authorization shall be $[**] USD. All other costs and expenses above this threshold must be previously authorized in writing by Client except for labor costs, which will be authorized by the On-Site Representative regardless of their amount. Client agrees to reimburse Entrada for the following costs and charges incurred by Entrada in connection with this Agreement in accordance with the procedures described in this Section 2.

     Costs Certain Work force Compensation Related. All payments made to or on behalf of workers by Entrada in the performance of this Agreement. CLIENT understands and agrees that the payments made to, or for the benefit of, the workers may consist of wages, employer taxes, fringe benefits, attendance and punctuality bonuses, year end bonuses and other personnel costs including worker transportation and food service, if required, and that the amount of such payments depends on a variety of factors, such as applicable statutes and regulations, as well as the Collective Bargaining Agreement. An example of the composition of these payments is set forth on Exhibit "F" attached hereto. The actual amount of the payments (the "Weekly Compensation Amount") will be computed weekly, and the corresponding amount to be reimbursed to Entrada will be based on the U.S. Dollar-Mexican Peso exchange rate at which Entrada purchased Pesos from a major Mexican and/or U.S. financial institution for the applicable week. The labor rates paid by Entrada to the Mexican workers are based on Mexican Labor laws and include Social Security, taxes, and all other benefits prescribed by Mexican law. It is agreed that any compulsory increase in such wage caused by (1) an act of the Government of Mexico, or (2) resulting from the current provisions of that certain Collective Bargaining Agreement between Entrada and the Union dated August 22, 2003, a copy of which is attached to this Agreement as Exhibit "G" (the "Collective Bargaining Agreement") or as amended from time to time will be paid by CLIENT to Entrada in accordance with the terms of this Agreement. The labor compensation to be reimbursed by CLIENT will include its proportionate share of any increase in premiums for workers' compensation insurance or similar benefits that may be assessed or imposed, from time to time and for any reason, by the Mexican Social Security Administration or any other governmental authority.

     Worker Overtime Costs. CLIENT agrees to reimburse Entrada for any overtime paid to Workers as required by Mexican law that CLIENT requests or confirms in writing.

     Logistics and Customs Expenses. All logistics and freight charges, customs brokerage fees, and all payments required by the government of Mexico including tariffs, duties, and fines attributable to CLIENT's personal property.

     Other Costs and Payments. All other costs or payments made by Entrada in the performance of this Agreement that are contemplated by this Agreement or approved in writing by CLIENT.

     Unit of Currency. Unless otherwise specifically stated herein, all monetary units referred to herein and elsewhere in this Agreement are U.S. Dollars. All amounts payable to Entrada hereunder are to be paid in U.S. Dollars.

2) Certain Inspection Rights. CLIENT will have the right with reasonable notice to have its personnel examine and/or audit the records of Entrada relating to the calculation of any amounts due by CLIENT to Entrada pursuant to the Agreement including any and all pass-through costs or charges VAT (and VAT recovery and credit), the Facility Fee and any and all matters related to the Shelter Plan Service Fee, as well as the records of Entrada and Entrada Mexico relating to any costs that Entrada or Entrada Mexico incur in connection with the Agreement, to the extent such review does not violate the confidentially obligations of Entrada and Entrada Mexico as to their other shelter customers.

3) Indemnification: Entrada and Entrada Mexico agree to hold CLIENT harmless in actions regarding workers paid through Entrada Mexico or any Mexican supplier paid through Entrada Mexico for disputes regarding non-payment provided CLIENT has reimbursed or paid Entrada the correct monies due.

ENTRADA GROUP, a Texas Limited            CLIENT - NxStage Medical
Partnership


By: /s/ Paul Karon                        By: /s/ Jeffrey H. Burbank
    -----------------------------------       ----------------------------------
Its: Global Factory, Managing Partner     Its: President & CEO


Entrada Group de Mexico


By: /s/ Paul Karon
    -----------------------------------
Its: Legal Representative

                                    EXHIBIT D

                     CLIENT REIMBURSABLE COSTS AND POLICIES

Below are examples of incidental expenditures by Service that are included as reimbursable or pass through costs and are billed to CLIENT in the weekly invoice. Except for payroll, and ordinary course of business customs and trucking expenses, any expenses in excess of US$[**] in annual aggregate by individual category or for any single item must be pre-approved by CLIENT's onsite manager. These expenditures are only examples of the types of expenditures subject to reimbursement and are in addition to any cost or expenditure enumerated in the body of the Shelter Services Agreement.

HUMAN RESOURCE MANAGEMENT

     Recruitment

          1. Recruitment advertising (print or radio) placed solely in the name of the client company. This applies to advertising both inside and outside of the Zacatecas labor market area.

          2. Non-customary expenses related to the filling of urgent labor requisitions must be approved in advance by authorized client firm personnel. In the case of the cancellation of such urgent requests, costs incurred prior to the cessation of recruitment effort will be billed to the account of the client. As soon as it is evident that cancellation of an urgent labor request will occur, please advise the Entrada HR staff as promptly as possible in order to limit unnecessary expenditures.

          3. Expenses incurred by candidates from outside of the Fresnillo/Zacatecas area who have been invited to interview for a salaried position.

          4. Laboratory tests or special examinations requested by CLIENT as part of the screening process.

     Personnel Management

          1. Fees for visas and passports that are required for employees traveling outside of Mexico for training, or for company business.

          2. The cost for the issuance of FM-3 business visas required for U.S. personnel assigned to client's Mexican facilities. This may include translation and/or certification of documents needed for the application.

          3.   Fees related to training provided by third parties to the CLIENT.

          4. Charges for worker badges for which the CLIENT requires special graphics, such as the client firm's logo.

          5. Costs related to insurance or benefits requested by the CLIENT for its managers over and above that which is required by the Mexican Social Security rules.

          6. The cost of in-plant uniforms and CLIENT sponsored athletic team uniforms.

     Labor Relations Management

          1. Payment of life insurance premium for all workers assigned to the CLIENT manufacturing process by Entrada.(premium is approximately $[**]US per year per worker).

     On Site Medical and Urgent Care Services

          The cost of prescription medicines that are not commonly stocked for the client's workforce and agreed to by CLIENT

Facilities Management

          1. Expenses incurred in the painting and sealing of production floor areas subsequent to the initial occupation of the manufacturing facility.

          2. Changes resulting from damage done to the building by CLIENT supervised personnel. This may include damage done to overhead doors or to interior walls by employee-operated forklifts.

          3. Expenses that result from the removal of graffiti from the interior of the CLIENT's facility.

          4.   Waste disposal fees.

          5. The cost of maintenance and spare parts for mechanical units, including air conditioners, installed by or for the CLIENT.

          6. Charges related to the purchase of spare parts and service of additional transformers required by CLIENT.

          7. Charges related to the purchase of spare parts and service of CLIENT's air compressors equipment.

          8.   Expenses related to the provision of dedicated, in-plant security

          9.   Sanitary supplies used in the bathrooms and kitchen.

ENVIRONMENTAL SERVICES

          1. The cost of any environmental impact study required by CLIENT. Entrada will arrange for and closely coordinate third party provision of this service.

          2. The expense incurred in obtaining a Mexican Government issued hazardous waste or material permit. For example, spent lubricating oil is considered a hazardous waste in Mexico, as are the empty containers in which the oil was stored.

          3. Travel Expenses incurred by Entrada for travel outside of the states of Zacatecas for the purpose of obtaining special permits that may be required for CLIENT's operations. For example, the legal manufacture of firearms, ammunition or personal defense products require special permits that are typically issued only in Mexico City.

          4. Entrada Mexico is responsible for complying with Mexican environmental laws and regulations. CLIENT shall work with Entrada Mexico to set up and operate the manufacturing processes so that it meets said laws and regulations. Should inspection authorities discover any irregularities attributable to CLIENT that result in fines, then CLIENT shall reimburse Entrada Mexico for said payment, if, and only if, such irregularities are due to CLIENT's failure to follow the instructions from Entrada Mexico or willful misconduct or gross negligence that constitute criminal conduct by CLIENT's employees or other employees that are supervised by CLIENT.

          5. Fees incurred in the removal/disposal of hazardous wastes generated in the provision of the Shelter Program Services to CLIENT, by third party providers such as Residuos Industriales Multiquim (RIMSA) and others as well as in the preparation of the documents required to affect the removal / disposal of such items.

          6. Charges related to any tests performed at CLIENT's request of the quality of water supplied to the facility by the municipal water authority.

          7.   Costs associated with the removal/disposal of scrap materials.

          8. Costs related to a site inspection performed by a qualified third party at the time CLIENT leaves the facility and all costs associated with the clean up of the facility.

          9. Costs related to the translation of environmental related documents such as MSDS sheets.

          10. Costs to obtain the Licencia de Funcionamento, the Informe Preventivo and the Cedula de Operacion.

MISCELLANEOUS

          1. Charges made in connection with the installation and maintenance of any special communications equipment that is required by CLIENT These may include costs related to the installations of T1 lines or fiber optic telecommunications equipment.

          2. Registration, licensing and insurance fees that are applicable to vehicles utilized in Mexico by CLIENT's operations for transporting workers.

          3. The cost of a water treatment system for drinking water or bottled water supplied to the facility where CLIENT' manufacturing is taking place;.

          4. Cost increases associated with the death or injury of a workforce member assigned to CLIENT's manufacturing operation that are levied by the Mexican Social Security Administration or any governmental authority, except where caused by the negligence or willful misconduct of the employees of Entrada, Entrada Mexico or the relevant Affiliate that are not assigned full-time to CLIENT's operations, or the breach of their obligations under this Exhibit or the Agreement of which it forms integral part.

ENTRADA PARTNERS, a Texas Limited         NxStage Medical, Inc.
Partnership


By: /s/ Paul Karon                        By: /s/ Jeffrey H. Burbank
    -----------------------------------       ----------------------------------
Its: Global Factory, Managing Partner         President & CEO


ENTRADA Group de Mexico, S. de R.L.
de C.V.


Its: /s/ Paul Karon
     ----------------------------------

                                   EXHIBIT "E"

                              PROCUREMENT IN MEXICO

Procurement is an activity that is comprised of various functions: 1) Sourcing;
2) Purchasing; 3) Payment; 4) Pick-Up and Delivery; 5) Receiving. This document outlines the respective responsibilities and policies of Entrada (E) and MANUFACTURER (M) regarding the procurement of local supplies and services in Mexico.

For purposes of this document, the word local refers to the cities of Fresnillo and Zacatecas. The phrase, "supplies and services", refers to MRO (Maintenance, Repair and Operating) supplies and services, those everyday supplies and services used by (M) to keep production lines moving. It does not include (M's) raw materials which are those items typically found on (M's) Bill of Materials.
(E) and (M) may make separate arrangements for the procurement of (E's) raw materials in Mexico.

     1. Sourcing

          a. Definition: sourcing is the activity of locating supplies and services that meet manufacturer's requirements and requesting a sales quotation from the appropriate vendor(s) who provide these supplies and services;

          b.   Entrada's Responsibilities:

               1. (E) will provide (M) with a List of Preferred, Local MRO Vendors by product group.

               2. (E) will consult with (M) on an as-needed basis regarding sourcing issues.

          c.   MANUFACTURER's Responsibilities:

               (M)  will be responsible for the sourcing activity

     2. Purchasing

          a. Definition: the purchasing activity consists of placing an order with a vendor. Although it technically is separate from the payment activity, the person placing the order must understand the ramifications that the purchase terms negotiated have on the payment process. In addition, (M) will be responsible for specifying all conditions of the purchase such as quality and timeliness.

          b.   (M's) Responsibilities:

               1. (M) will place the order (Purchase Order) with the vendor. The purchase order format and a unique numbering sequence will be provided to (M) by (E). Legally, the purchase order will be in (E)'s name;

               2. (M) will negotiate the terms and conditions of the purchase order with the vendor including payment terms, shipping methods and delivery dates. The terms of the purchase order will be subject to the agreed upon payment terms and policies enumerated in number 3 below.

     3. Payment Policies according to Type of Purchase

          A. "$[**]US or Greater" Purchase: Vendor invoices greater than $[**]US. These invoices shall be paid by (E) once (M) has advanced the monies to (E). At the time of placing the purchase order, (M) must notify and coordinate with (E) the special invoicing of (M) to cover the payment. Once in receipt of the monies, (E) will follow the payment practices outlined herein.

          B. "Advance Payment" Purchase: Those purchases where the vendor requires that the monies accompany the purchase order. Unless this purchase qualifies as a "petty cash" purchase (see below), typically the vendor will require that the monies be sent via bank wire transfer to the vendor's bank. (E) will process bank related purchases daily and will require that (M) provide it with all information related to the purchase at least 24 hours prior to said banking day.

          C. "Credit" Purchase: A purchase in which the vendor extends credit for the purchase. Typically, credit, if extended, is for a period of 10 days. If (E) does not have credit with a local vendor with whom (M) would like to purchase from, (E) will submit a credit application upon (M's) request. To secure vendor's approval can take up to 30 days. On occasion, (M) may have a relationship with a vendor in the US who has a Mexico affiliate that is willing to extend longer credit terms to
          (M). In this event, once (M) has arranged with the US vendor payment by (E), then (E) will pay pursuant to the agreed upon terms.

          (E) will pay all "credit" purchases with an (E) company check on Fridays from 1:00p.m to 5:00p.m. In order for a "credit" purchase to be paid on any given Friday, (E) must receive by the preceding Thursday all appropriate documentation signed by (M).

          D. "COD" Purchase: A purchase in which the Mexico vendor requires payment or the order upon delivery to the facility. In the event (M) seeks payment from (E) for a "COD" purchase, (M) must submit to (E) the appropriate documentation (24) hours prior to its delivery.

          E. "US. Credit Card" Purchase: Certain Mexico vendors do not accept checks nor do they extend credit. If (E) chooses to purchase from these vendors, (M) must pay with a U.S. credit card or petty cash (see below).

          F. "Petty Cash" Purchase: (M) will pay in cash the following purchases or expenditures: 1) the vendor will not or can not invoice E; 2) the invoice is less than [**] pesos; 3) an advance or reimbursement requested by one of (M's) workers from (M) for company purposes.

          (M) will advance to Entrada US initially $[**]US and then on an as-needed basis an amount of money proportional to the size of cash expenditures projected monthly for the Mexican operation. Entrada US will transfer the monies to Entrada Mexico.

          (E) will provide (M's) authorized representative with the funds in pesos and the representative will be responsible for all issues related to the disbursement of the funds. In order to replenish the fund, the representative will submit to (E) Mexico a reconciliation form that is consistent with (E's) bookkeeping and Mexican income tax rules for deductibility.

     4. Pick Up and Delivery of Purchases

          a.   Deliveries :

          b. "COD" Deliveries: COD deliveries to the plant site by 3rd party carriers shall be made between 9:00am and 3:00pm, Monday thru Friday;

          c.   Entrada Pick up and Delivery Service: At the end of each week day
               (M) will deliver to (E) a copy of the Purchase Order log. The log will identify those orders that the vendor will not provide delivery to the facility and that require pick up. Once the order appears on the daily log, (E) will pick up and transport to the Facility those orders that are from Fresnillo within 48 hours and those orders that are from Zacatecas within the week ordered. Special arrangements may be made with (E) for pick up and delivery service from Zacatecas.

               * Assumes purchases that can be carried by Entrada's vehicle. If item is too large or of a nature not appropriate for the vehicle, then (E) will contract an appropriate carrier, the cost of which shall be born by (M).

     5. Receiving:

          a. All deliveries shall be received by (E) at (E's) designated receiving area in the Facility. If deliveries arrive outside (E's) hours of operation, (E) shall/not accept the delivery and instruct the carrier or vendor to return during (E's) hours of operation. With (E)'s assistance, (M) shall be responsible to verify all delivered purchases against purchase order and vendor invoice and to note any discrepancies;

ENTRADA PARTNERS, a Texas Limited           CLIENT
Partnership


By: /s/ Paul Karon                          By: /s/ Jeffrey H. Burbank
    -------------------------------------       --------------------------------
Its: Global Factory Managing Partner        Its: President & CEO


ENTRADA GROUP DE MEXICO


By: /s/ Paul Karon
    -------------------------------------
Its Legal Representative

EXHIBIT F

ANNUAL COMPENSATION CALCULATION(EMPLOYER COST)

Position: _______________

Prepared by: Gerardo Macias, Entrada Group de Mexico SRL de CV

For:                                 Salario Diario [**]   Salario inicial del nuevo tabulador
Date: February 7, 2007               Dias de Vac      6
Exchange Rate: 10.83 pesos = 1 USD   Tipo de Cambio [**]

                                        MONTHLY
              DESCRIPTION                SALARY   ANNUAL
              -----------------------   -------   ------
              Monthly Salary              [**]     [**]
   LEGAL      Christmas Bonus             [**]     [**]
              Vacation Days               [**]     [**]
              Vacation Premium            [**]     [**]
              Social Security/Housing     [**]     [**]
              Salary Credit               [**]     [**]
              State Payroll Tax           [**]     [**]
              Profit Sharing              [**]     [**]
              Attendence Bonus            [**]     [**]
                 SUBTOTAL I               [**]     [**]
DEL MERCADO
              Grocery Bonus               [**]     [**]
              Savings Fund                [**]     [**]
                 SUBTOTAL II              [**]     [**]
   OTHER      Major Medical               [**]     [**]
              Life Insurance              [**]     [**]
                 SUBTOTAL III             [**]     [**]
              TOTAL PESOS                 [**]     [**]
              TOTAL USD                   [**]     [**]

FOOTNOTES:

Calculations are only applicable for the first [**] months as long as the employee does not receive payments for IMSS, Retirement, INFONAVIT, Employment Risk with applicable porcentages as of February 13, 2007

Minimum wage for D.F.$[**]

Minimum wage for Zone "C" $[**]

Termination payment for [**] years of seniority

Severance limit [**]

Vacation Time for [**] years of seniority - [**] days

IMSS Integration Factor (Factor de Integracion IMSS) [**] without including variable wages

Grocery cupons - Any amount up to $[**] pesos daily is IMSS (social security) exempt. The amounts that exceed will be subject to to the respective IMSS, SAR and Infonavit =[**]

State Payroll Tax Factor 1.9% plus surtax 5% UAZ

Saving Funds limit [**] times the minimum wage Zone C [**]

Grocery Cupons annual limit for employee payment [**]

Attendance and punctuality bonus [**] for each concept. Bonus will be lost if employee does not work [**] hours.

EXHIBIT F

ANNUAL COMPENSATION CALCULATION(EMPLOYER COST)

Position: _______________

Prepared by: Gerardo Macias, Entrada Group de Mexico SRL de CV
For: Salario Diario                                              [**]   Salario del nuevo tabulador despues de 3 meses
Date: February 13, 2007 Dias de Vac                                6
Exchange Rate: 10.83 pesos = 1 USD   Tipo de Cambio              [**]

                                        MONTHLY
              DESCRIPTION                SALARY   ANNUAL
              -----------------------   -------   ------
              Monthly Salary              [**]     [**]
   LEGAL      Christmas Bonus             [**]     [**]
              Vacation Days               [**]     [**]
              Vacation Premium            [**]     [**]
              Social Security/Housing     [**]     [**]
              Salary Credit               [**]     [**]
              State Payroll Tax           [**]     [**]
              Profit Sharing              [**]     [**]
              Attendence Bonus            [**]     [**]
                           SUBTOTAL I     [**]     [**]
DEL MERCADO
              Grocery Bonus               [**]     [**]
              Savings Fund                [**]     [**]
                          SUBTOTAL II     [**]     [**]
   OTHER      Major Medical               [**]     [**]
              Life Insurance              [**]     [**]
                         SUBTOTAL III     [**]     [**]
              TOTAL PESOS                 [**]     [**]
              TOTAL USD                   [**]     [**]

FOOTNOTES:

Calculations are only applicable for the first [**] months as long as the employee does not receive payments for IMSS, Retirement, INFONAVIT,

Employment Risk with applicable porcentages as February 13, 2007

Minimum wage for D.F. $[**]

Minimum wage for Zone "C" $[**]

Applicable compensation for [**] years of seniority

Seniority bonus limit to [**] Vacation Time for [**] years of seniority - [**] days

IMSS Integration Factor (Factor de Integracion IMSS) [**] without including variable wages

Grocery Bonus - Any amount exceding the maximum amount of IMSS retention of $[**] pesos daily, will apply to the respective IMSS, SAR and Infonavit =[**]

State Tax Factor 1.9% plus 5% UAZ

Saving Funds limit [**] times the minimum wage Zone C [**]

Grocery Bonus annual limit for employee payment [**]

Attendance and punctuality bonus [**] for each concept. Bonus will be lost if employee does not work [**] hours.

                                   EXHIBIT "H"

                              COMMODATUM AGREEMENT

COMMODATUM AGREEMENT (THIS "AGREEMENT") ENTERED INTO AMONG NXSTAGE MEDICAL, INC., ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE (HEREINAFTER REFERRED TO AS THE "BAILOR"), BY ENTRADA GROUP DE MEXICO, S. DE R.L. DE C.V., A MEXICAN LIMITED LIABILITY COMPANY (HEREINAFTER REFERRED TO AS THE "BAILEE") AND BY ENTRADA PARTNERS, A TEXAS LIMITED PARTNERSHIP ("ENTRADA"), PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

                                    RECITALS

A. That Bailor, Bailee and Entrada, through their representatives, state that they are parties to that certain Shelter Agreement dated as of March 1, 2007 as amended (the "Shelter Agreement"), under which Entrada and Bailee agreed to provide certain services with regard to products of Bailor.

B. Bailee, through its representative, states that, in order to carry out its obligations under agreement referred to in paragraph A. above, it requires from Bailor the delivery in bailment (commodatum) of certain machinery, tools and equipment listed and described in Exhibit "A" which, duly signed by the parties, is attached to this Agreement (hereinafter referred as the "Equipment").

C. Bailor, through its representative, desires to grant the temporary and gratuitous use of the Equipment to the Bailee in order for the Bailee to carry out its obligations under the agreement mentioned in paragraph A. above.

D. Entrada and Bailee, through their legal representatives, recognize that the Equipment is and will continue to be owned by Bailor and that the latter has authorized the deliver of the Equipment to the Bailee, and that the Bailee will assume any and all obligations as Bailee of the Equipment under the terms of this Agreement.

E. Bailor states that for all legal purposes it has its domicile at 439 South Union Street, Lawrence, MA 01843, United States of America.

F. Bailee states that for all legal purposes it has its domicile at Carr. Fresnillo A Plateros KM 2 S/N, Parque Industrial Fresnillo, Fresnillo, Zacatecas C.P. 99059, Mexico.

G. Entrada states that for all legal purposes it has its domicile at 236 Castano Avenue, San Antonio, Texas 78209, United States of America

In consideration of the foregoing, the parties agree to the following:

                                     CLAUSES

FIRST.- PURPOSE OF THE AGREEMENT. Bailor gratuitously and temporarily grants to Bailee the custody of the Equipment referred to in Recital B. of this Agreement, for the exclusive purpose stated in Recital C. At all times, title and ownership of Equipment shall remain vested in Bailor. Therefore, the Bailee and Entrada hereby agree not to represent to any third party or authority, including the Mexican Customs authorities, as being the owners of the Equipment.

SECOND.- DELIVERY OF EQUIPMENT. Bailor shall deliver the Equipment to Bailee in commodatum, at the times agreed to by the parties. The parties may from time to time amend the list attached as Exhibit "A" so that it may include machinery, tools, and/or equipment property of Bailor, which may be delivered in custody to Bailee in the future by agreement of the parties. The Equipment shall be complete with all its parts additions, accessories and peripherals in operating condition.

Bailor will deliver the Equipment at Laredo, TX United States of America, and, with Bailor's US Customs Broker's cooperation, Bailee shall import the Equipment into Mexico under the temporary importation regime under Bailee's Maquiladora Program, or any other similar or applicable program. Any item added to the Equipment delivered to Bailee under the terms and conditions herein established, shall continue to be imported on a temporary basis and must be used in the domicile at Carr. Fresnillo A Plateros KM 2 S/N, Parque Industrial Fresnillo, Fresnillo, Zacatecas C.P. 99059, Mexico, unless the parties agree to carry out the importation under the permanent importation regime.

Bailee shall comply with all legal provisions applicable to the temporary importation of the Equipment and Bailor's US Customs Broker and Bailee's Customs Broker shall provide all the administrative services necessary to carry out the importation of the Equipment into Mexico. Bailee shall appear as the importer of record of the Equipment in all the paperwork and documents used for such importation into Mexico, however, it is expressly agreed that Bailor is and shall continue to be the owner of the Equipment. For any Equipment that it is imported into Mexico after the execution of this Agreement, the commercial invoice to be utilized to import the Equipment into Mexico shall state that such commercial invoice is issued exclusively for customs purposes in order to import into Mexico the goods covered by same and therefore does not transfer the ownership of the goods.

THIRD.- EXPENSES. The necessary expenses for the use, maintenance, repair and preservation, as well as all expenses related to the use, operation, security measures, and necessary personnel for the use of the Equipment hereby given in commodatum will be the exclusive responsibility of Bailor.

FOURTH.- LOCATION OF EQUIPMENT. Bailee shall maintain the Equipment at the address located at Carr. Fresnillo A Plateros KM 2 S/N, Parque Industrial Fresnillo, Fresnillo, Zacatecas C.P. 99059, Mexico, as well as all the permits, licenses and official documentation pertaining to the importation into Mexico of the Equipment, at the domicile mentioned in Recital F. above, and may not remove it from said location without the prior written consent of Bailor. Bailor shall not remove the Equipment or cause the Equipment to be removed from said location without the proper customs documentation prepared by Bailee's Mexican Customs Broker or in violation to this agreement.

FIFTH.- NO DISPOSITION OR ENCUMBRANCES. Bailee shall not sell nor assign its rights hereunder unless authorized by the Shelter Agreement and its Exhibits or in any manner encumber, pledge or otherwise cause a lien on the Equipment. Bailee further agrees to protect the Equipment from any and all third party claims and for such purposes agrees and undertakes to file this Agreement for registration with the Public Registry of Property within ten (10) calendar days following the execution of this agreement. The cost for recordation of this Agreement and any expenses, fees and costs related to the protection and defense of the Equipment for causes not attributable to Bailee shall be borne by Bailor.

Bailor shall label all Equipment, with the following legend "Propiedad de NxStage Medical, Inc.") (Property of NxStage Medical, Inc.).

SIXTH.- USE OF EQUIPMENT. The Equipment provided by Bailor shall be used exclusively for the performance of the obligations contained in the "Shelter Agreement" for the benefit of Bailor.

SEVENTH.- LOSS OF EQUIPMENT AND ORDINARY WEAR AND TEAR. Subject to the provisions of the Shelter Agreement Bailor shall bear the risk of loss, damage, or ordinary wear and tear of the Equipment occurring at any time and whether the Equipment is located in Mexico or in the United States.

EIGHTH.- INSURANCE. As provided in the Shelter Agreement, Bailor will be responsible for contracting insurance coverage for the Equipment.

NINTH.- RETURN OF EQUIPMENT. Bailee shall immediately return, at Bailor's cost to any address that Bailor may designate, the Equipment to Bailor when Bailor so requests, as no specific duration for the commodatum has been agreed upon hereunder; and therefore, pursuant to Article _______ the Civil Code for the State of Zacatecas. Bailor has the right to demand the return of the Equipment at any time.

TENTH.- INSPECTION. Bailor reserves unto itself the right to inspect the Equipment at any time whatsoever.

ELEVENTH.- COMPLIANCE WITH LAWS. Bailee covenants, at its own cost, subject to the provisions of this Agreement and the Shelter Agreement, to comply with all laws, regulations and other legal provisions applicable to the Equipment and to notify Bailor immediately, in writing, of any claim, demand, litigation, or any other lien, that might affect the Equipment.

TWELFTH.- RECOVERY OF EQUIPMENT. Bailor will have the right to recover the Equipment at any time and Bailee covenants to return it at the Customs House of the City of Laredo, TX United States of America, or to any other address that Bailor may designate, upon request by Bailor. All expenses, including but not limited to, Mexican customs fees, export duties, transportation, and any other type of expenses will be the exclusive responsibility of Bailor.

Upon written request by Bailor to Bailee, Bailee shall deliver and transfer the Equipment to Bailor within a reasonable time. Such transfer shall be made in accordance with Article 112 of the Customs Law and the General Foreign Trade Rules of the year in which the transfer is made.

Bailee recognizes that Bailor may transfer title to the Equipment and assign its rights under this Agreement at any time. In such case, Bailor will notify, in writing, Bailee about the assignment its interest under this Agreement and the name of its successor.

THIRTEENTH.- TERM. This Agreement shall continue in force for an indefinite period of time. However, this Agreement will terminate on the same date that the Shelter Agreement is terminated. Upon termination for any reason of this Agreement, Bailee shall immediately return, at Bailor's cost to any address that Bailor may designate, the Equipment to Bailor. Bailor shall be exclusively responsible for any taxes that are imposed in connection with such transfer of title to the Equipment.

FOURTEENTH.- REGISTRATION. The parties agree that this Agreement and any of its amendments shall be recorded with the Public Registry of Property of the city where the Equipment will be located within ten (10) calendar days after this Agreement and any of its amendments is executed. Bailor shall pay for the cost of recordation.

FIFTEENTH.- NOTICES. Every notice or other communication required or contemplated by this Agreement shall be given to the other party pursuant to the same terms and conditions as set forth in the Shelter Agreement.

SIXTEENTH.- JURISDICTION AND APPLICABLE LAW. For the interpretation and fulfillment of this agreement, the parties hereby expressly submit to the jurisdiction of the competent courts in the City of Fresnillo, Zacatecas, Mexico, and to the applicable commercial laws of Mexico, expressly waiving any other jurisdiction and law that might correspond to them by virtue of their present or future domicile or for any other reason whatsoever.

SEVENTEENTH.- This Agreement shall be executed in Spanish and English versions, therefore the parties agree that in the event a dispute or other inconsistency should arise regarding interpretation or meaning of terms and obligations described herein, the Spanish version shall control.

                            [SIGNATURE PAGE FOLLOWS]

This agreement is executed, in five sets, in the dates and places mentioned herein below.

BAILOR                                  BAILEE

NXSTAGE MEDICAL, INC.,                  ENTRADA GROUP DE MEXICO,
                                        S. DE R.L. DE C.V


By: /s/ Jefffrey H. Burbank             By: /s/ Paul Karon
    ---------------------------------       ------------------------------------
Name: Jeffrey H. Burbank                Name: Paul Karon
Position: President & CEO               Position: Legal Representative
Date: 3/19/07                           Date: 3/20/07
Place: MA                               Place:
                                               ------------


ENTRADA
ENTRADA PARTNERS, A TEXAS LIMITED
PARTNERSHIP


By: /s/ Paul Karon
    ---------------------------------
Name: Paul Karon
Position: President, Global Factory,
          Managing Partner
Date: 3/20/07
Place: San Antonio, TX 78209

WITNESS                                 WITNESS


By: /s/ J. C. Bennett                   By: /s/ Douglas Donahue
    ---------------------------------       ------------------------------------
Name: Mr. J. C. Bennett                 Name: Mr. Doulgas Donahue
Address: 232 Castino Ave.               Address: 148 Morningside
         San Antonio, TX 78209                   San Antonio, TX 78209

                                   Exhibit "A"

                         List of Machinery and Equipment

CONTRATO DE COMODATO (ESTE "CONTRATO") QUE CELEBRAN POR Y ENTRE, NXSTAGE MEDICAL, INC., UNA SOCIEDAD CONSTITUIDA Y EXISTENTE DE CONFORMIDAD CON LAS LEYES DEL ESTADO DE DELAWARE, ESTADOS UNIDOS DE AMERICA (A LA CUAL EN LO SUCESIVO SE DENOMINARA EL "COMODANTE"), Y POR ENTRADA GROUP DE MEXICO, S. DE R.L. DE C.V., UNA SOCIEDAD DE RESPONSABILIDAD LIMITADA MEXICANA, (A LA CUAL EN LO SUCESIVO SE DENOMINARA EL "COMODATARIO") Y POR ENTRADA PARTNERS, UNA SOCIEDAD DE TEXAS, ESTADOS UNIDOS DE AMERICA ("ENTRADA"), AL TENOR DE LAS SIGUIENTES:

                                  DECLARACIONES

A. Que tanto el Comodante, el Comodatario y Entrada, son partes de cierto Contrato de Servicios que celebraron el dia March 1, 2007 y sus modificaciones (el "Contrato de Servicios"), bajo el cual Entrada y el Comodatario se obligan a proporcionar ciertos servicios respecto de productos de Comodante.

B. El Comodatario, a traves de su representante, manifiesta que, con el fin de cumplir con sus obligaciones derivadas del contrato mencionado en el parrafo A. anterior, requerira la entrega en comodato por parte del Comodante de cierta maquinaria, herramienta y equipo el cual se detalla en la lista, firmada por ambas partes, que se agrega al presente contrato como Anexo "A" (en lo sucesivo, el "Equipo").

C. El Comodante, a traves de su representante, manifiesta que desea otorgar el uso gratuito y temporal del Equipo al Comodatario a efecto de que este cumpla con sus obligaciones conforme al contrato referido en el parrafo A. anterior.

D. Entrada y el Comodatario, a traves de su representante, reconocen que el Equipo es y continuara siendo propiedad del Comodante y que esta ultima empresa ha autorizado la entrega del Equipo al Comodatario, y que el Comodatario asumira todas y cada una de las obligaciones como comodatario del Equipo en los terminos de este Contrato.

E. El Comodante senala como domicilio el ubicado en 439 South Union Street, Lawrence, MA 01843, Estados Unidos de America.

F. El Comodatario senala como domicilio el ubicado en Carr. Fresnillo A Plateros KM 2 S/N, Parque Industrial Fresnillo, Fresnillo, Zacatecas C.P. 99059, Mexico.

G. Entrada senala como domicilio el ubicado en 236 Castano Avenue, San Antonio, Texas 78209, Estados Unidos de America.

En virtud de lo anterior, las partes otorgan las siguientes:

                                    CLAUSULAS

PRIMERA.- OBJETO DEL CONTRATO. El Comodante concede gratuitamente y temporalmente al Comodatario la custodia del Equipo que se menciona en la Declaracion B. de este contrato, para el exclusivo fin que se senala en la Declaracion C. El Comodatario y Entrada convienen y se obligan en no ostentarse ante cualquier tercero o autoridad gubernamental, incluyendo las autoridades aduaneras mexicanas, como propietarios del Equipo.

SEGUNDA.- ENTREGA DEL EQUIPO. El Comodante entregara al Comodatario, en las fechas en que las partes acuerden, el Equipo en calidad de Comodato. Las partes podran modificar periodicamente la lista que se adjunta como Anexo "A", a efecto de que se incluya maquinaria, herramienta y/o equipo propiedad de Comodante, que por acuerdo de las partes entregue el Comodante al Comodatario, en custodia, en un futuro. El Equipo estara completo con todas sus partes, aditamentos y accesorios y en perfectas condiciones de uso.

El Comodante entregara el Equipo en la ciudad de Laredo, TX, Estados Unidos de America, y, con la cooperacion del Agente Aduanal estadounidense del Comodante, el Comodatario importara el Equipo a Mexico bajo el regimen de importacion temporal al amparo del programa de maquila de exportacion del Comodatario, o bajo cualquier otro programa similar o aplicable. Cualquier Equipo adicional que sea entregado al Comodatario, en los terminos del presente, continuaran siendo importados temporalmente y deberan ser utilizados en el domicilio del Comodatario ubicado en Carr. Fresnillo A Plateros KM 2 S/N, Parque Industrial Fresnillo, Fresnillo, Zacatecas C.P. 99059, Mexico, salvo que las partes acuerden llevar a cabo la importacion bajo el regimen de importacion definitiva.

El Comodatario debera cumplir con todas las disposiciones aplicables a la importacion temporal del Equipo y el Agente Aduanal estadounidense del Comodante y el Agente Aduanal del Comodatario deberan proporcionar cualquier servicio administrativo necesario para llevar a cabo la importacion temporal del Equipo a Mexico. El nombre del Comodatario debera aparecer en los documentos de importacion del Equipo, sin embargo, queda expresamente convenido que el Comodante mantendra en todo momento la propiedad del Equipo. Para cualquier importacion de Equipo que se lleve a cabo con posterioridad a la celebracion de este Contrato, la factura o comprobante comercial que se utilice para la importacion del Equipo debera indicar que dicha factura comercial se expide unicamente para efectos aduanales a efecto de llevar a cabo la importacion temporal a Mexico de los bienes que se amparan por la misma, y por lo tanto no se transfiere la propiedad de dichos bienes.

TERCERA.- GASTOS. Seran por cuenta exclusiva del Comodante todos los gastos necesarios para el uso mantenimiento, reparacion y conservacion, asi como todos los gastos relacionados con las medidas de seguridad y personal necesario para la operacion del Equipo otorgado en Comodato.

CUARTA.- UBICACION DEL EQUIPO. El Comodatario debera conservar el Equipo en el domicilio ubicado en Carr. Fresnillo A Plateros KM 2 S/N, Parque Industrial Fresnillo, Fresnillo, Zacatecas C.P. 99059, Mexico, asi como todos los permisos, licencias y documentacion oficial concerniente a su importacion, en el domicilio mencionado en la Declaracion F. anterior, y no podra removerla de dicho domicilio sin el previo consentimiento por escrito del Comodante. El Comodante no removera el Equipo, ni hara que el Equipo sea removido de dicha ubicacion, sin la documentacion aduanera apropiada preparada por el Agente Aduanal mexicano del Comodatario, o en violacion de este contrato.

QUINTA.- NO DISPOSICION O GRAVAMENES. El Comodatario no podra vender ni ceder sus derechos bajo este contrato, salvo que se encuentre autorizado para ello por el Contrato de Servicios y sus anexos, ni de manera alguna gravar, dar en prenda
o establecer gravamen alguno sobre el Equipo. El Comodatario ademas conviene en proteger el Equipo de cualquier reclamo proveniente de terceros y para tal efecto conviene en presentar a registro el presente contrato ante el Registro Publico de la Propiedad dentro de los diez (10) dias naturales siguientes a la firma del presente contrato. El costo de registro de este contrato y cualesquier gastos, honorarios y costos relacionados con la proteccion y defensa del Equipo por causas no imputables al Comodatario sera por cuenta del Comodante.

El Comodatario marcara todo el Equipo con la leyenda "Propiedad de NxStage Medical, Inc.".

SEXTA.- USO DEL EQUIPO. El Equipo otorgado en comodato por el Comodante debera ser utilizado unica y exclusivamente para llevar a cabo las obligaciones contenidas en el "Contrato de Servicios" a beneficio del Comodante.

SEPTIMA.- PERDIDA DEL EQUIPO. Sujeto a los terminos del Contrato de Servicios, el Comodante asume el riesgo sobre la perdida total o parcial del Equipo, o dano al mismo, asi como por el desgaste normal que sufra el mismo, en cualquier momento ya sea que el Equipo se encuentre ubicado en Mexico o en los Estados Unidos.

OCTAVA.- SEGUROS. Tal y como se establece en el Contrato de Servicios, el Comodante sera responsable de contratar una poliza de seguro de cobertura para el Equipo.

NOVENA.- DEVOLUCION DEL EQUIPO. En virtud de que no se ha determinado plazo del Comodato, y de conformidad con el Articulo ____ del Codigo Civil del Estado de Zacatecas, el Comodante tiene el derecho de exigir la devolucion del Equipo en cualquier momento, en cuyo caso se tendra por terminado el presente contrato, el Comodatario, a costo del Comodante, devolvera inmediatamente el Equipo al Comodante, en el domicilio que el Comodante designe y cuando este se lo solicite.

DECIMA.- INSPECCION. El Comodante se reserva el derecho de inspeccionar el Equipo en cualquier momento que lo considere conveniente.

DECIMA PRIMERA.- CUMPLIMIENTO DE LEYES. El Comodatario se obliga, a su costa, sujeto a las disposiciones de este contrato y del Contrato de Servicios, a cumplir con todas las leyes, reglamentos y demas disposiciones legales aplicables al Equipo, y a notificar de inmediato y por escrito al Comodante de cualquier reclamacion, demanda, litigio, embargo, o cualquier otro gravamen o limitacion que pueda afectar al Equipo.

DECIMA SEGUNDA.- RECUPERACION DEL EQUIPO. El Comodante tendra derecho a recuperar el Equipo en cualquier momento y el Comodatario se obliga a entregarlo en la Aduana de la ciudad de Laredo, TX, Estados Unidos de America, o en cualquier otro domicilio que el Comodante designe. Todos los gastos de entrega del Equipo, tales como honorarios aduanales, derechos de exportacion, transporte y de cualquier otro tipo seran por cuenta exclusiva del Comodante.

Si el Comodante asi se lo solicita al Comodatario por escrito, el Comodatario se obliga a hacer la entrega del Equipo, dentro de un periodo razonable de tiempo, mediante la formalizacion de una transferencia aduanal del Equipo a la empresa maquiladora que el Comodante le indique. Dicha transferencia debera hacerse en los terminos del articulo 112 de la Ley Aduanera y de conformidad con las Reglas de Caracter General en materia de Comercio Exterior del ano en el que se lleve a cabo la entrega.

El Comodatario reconoce que el Comodante podra transferir la propiedad del Equipo y ceder sus derechos bajo el presente Contrato en cualquier tiempo. En dicho caso, el Comodante notificara, por escrito, al Comodatario de dicha cesion y del nombre de su sucesor. El Comodante sera el unico responsable del pago de cualesquier impuestos que se causen en relacion con dicha transmision de la propiedad del Equipo.

DECIMA TERCERA.- TERMINO. La vigencia del presente contrato sera por un termino indefinido. Sin embargo, el presente contrato terminara en la misma fecha en que el Contrato de Servicios termine. A la terminacion de este contrato por cualquier razon, el Comodatario, a costo del Comodante, devolvera el Equipo inmediatamente al Comodante, en el domicilio que el Comodante designe.

DECIMA CUARTA.- REGISTRO. Las partes convienen en que este Contrato y cualesquier convenio modificatorio que en su caso celebren, debera registrarse ante el Registro Publico de la Propiedad en la ciudad donde se encuentre localizado el Equipo dentro de los diez (10) dias siguientes de que el presente contrato o cualesquier modificacion al mismo sea formalizada. El Comodante pagara el costo de dicho registro.

DECIMA QUINTA.- NOTIFICACIONES. Cualquier notificacion o comunicacion que se requiera dar conforme al presente contrato se dara de conformidad con los terminos y condiciones senalados en el Contrato de Servicios.

DECIMA SEXTA.- JURISDICCION Y LEY APLICABLE. Para todo lo relacionado con la interpretacion y cumplimiento del presente Contrato, las partes se someten a la jurisdiccion y competencia de los Tribunales de la Ciudad de Fresnillo, Zacatecas, Mexico, y a las leyes mercantiles mexicanas aplicables, expresamente renunciando a cualquier otro fuero y ley que pudiera llegar a corresponderles por razon de sus domicilios presentes o futuros o por cualquier otra causa.

DECIMA SEPTIMA.- INTERPRETACION. Este contrato debera celebrarse en los Idiomas Ingles y espanol. Sin embargo, en el caso de que alguna contradiccion llegare a surgir relacionada con la interpretacion o el significado del mismo, las partes estan de acuerdo en que la version en espanol prevalecera.

                             [SIGUE HOJA DE FIRMAS]

Este contrato se firma en cinco tantos en los lugares y fechas que a continuacion se indican.

COMODANTE                               COMODATARIA

NXSTAGE MEDICAL, INC.,                  ENTRADA GROUP DE MEXICO,
                                        S. DE R.L. DE C.V


Por: /s/ Jeffrey H. Burbank             Por: /s/ Paul Karon
     --------------------------------        -----------------------------------
Nombre: Jeffrey H. Burbano              Nombre: Paul Karon
Cargo: President & CEO                  Cargo: Legal Representative
Fecha: 3/19/07                          Fecha: 3/20/07
Lugar: MA                               Lugar:
                                               ----------


ENTRADA

ENTRADA PARTNERS, UNA SOCIEDAD DE
TEXAS, ESTADOS UNIDOS DE AMERICA


Por: /s/ Paul Karon
     ---------------------------------
Nombre: Paul Karon
Cargo: Global Factory, Managing Partner
Fecha: 3/20/07
Lugar: San Antonio, TX 78209


TESTIGOS


Por: /s/ J.C. Bennett                   Por: /s/ Douglas Donahue
     --------------------------------        -----------------------------------
Nombre: J.C. Bennett                    Nombre: Douglas Donahue
Domicilio: 232 Castino Ave.             Domicilio: 148 Morningside
           San Antonio, TX 78209                   San Antonio, TX 78209

                                    ANEXO "A"

                          Lista de Maquinaria y Equipo

NXSTAGE - ENTRADA SHELTER AGREEMENT

COMMADATUM AGREEMENT - EXHIBIT A - MACHINERY, TOOLS AND EQUIPMENT LIST

     Lunch room equipment
     Lunch room furniture
     Office furniture
     Office furniture - cubicles
     Conference room furniture
     Air compressor and dryer
     Back-up compressor
     Wireless AP
     SonicWall Firewall/VPN
     Domain Controller Server
     IP Based Phone Equip - Hub
     IP Phones
     Electrical fixtures and installation
     Compressed air distribution piping
     IT cabling
     Central Vacuum
     Manufacturing floor process water and drains
     CEMA Equipment and Construction
     Racking
     Shelving
     Fork lift
     Pallet jacks
     Pallet spinner/wrapper
     Manual pallet jacks
     Portable defibrilator

     Tubing Un-Coiler
     Luggage Tag Printer
     Label Printer for Carton Labels
     Filling System for Fluid Concentrate
     Hand held ultrasonic welder
     Solvent Dispensers
     Tubing Cutters
     Tape Machines
     Scales for Inventory Count/Pkg weigh check
     Packaging Heat Sealers
     Leak Testers
     UV Lights
     Terumo Sterile Tubing Welder
     Portable Clean Room
     Fixturing for SAK Disposable
     Fixturing for PAK Disposable
     Additional Weld Thickness Gages for FMP Inspection
     Durability tester improvements
     Assy Fixture for Pea Pod
     Assy Fixture for Dual Lumen spike
     Portable carts
     Shelves
     Bins
     Benches
     Chairs
     Pressure regulators
     Calibrated rulers
     Test Fixtures, custom NxStage
     Concentrate totes

NXSTAGE - ENTRADA SHELTER AGREEMENT

COMMADATUM AGREEMENT - EXHIBIT A - MACHINERY, TOOLS AND EQUIPMENT LIST

NXSTAGE - ENTRADA SHELTER AGREEMENT

COMMADATUM AGREEMENT - EXHIBIT A - MACHINERY, TOOLS AND EQUIPMENT LIST

     Milling Machine
     Lathe
     Band Saw
     Immersion Circulator Model 1122S
     Scale VA-12kg
     Door force setting
     Cam Valve Adjuster
     highpot tester
     Electrical safety
     Inline temp Mesa meter 90DX
     Pinch Valve Assy Fixture
     Can valve adjuster
     Spring Adjust tool
     EFD 1500XL Epoxy Dispenser
     Mettler MT5 Scale
     Microscope
     ATP Automation Equipment
     Die Cast Tooling - Base, Door, Chassis Plates, rotor, Handles Cycler service test equipment and bench equip
     PFSL service test equipment and bench equip
     Service shared equipment
     Service spare test equipment
     Machine shop equipment non-capital

     3x5/3x4 Surface Plate w/stand
     MicroHite - Electronic Height gage
     Optical Comparator
     Microscope
     Drop Indicators
     Deltronic Pins up to 3/4"
     Gage Blocks & Pins
     Thread Gages - Various Go/No-Go
     Digital Camera
     Shelves
     Bins
     Benches 3x6, ESD protected and lighting
     Chairs

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NXSTAGE - ENTRADA SHELTER AGREEMENT

COMMADATUM AGREEMENT - EXHIBIT A - MACHINERY, TOOLS AND EQUIPMENT LIST